                                                                    EXHIBIT 10.2




                         AGREEMENT OF SALE AND PURCHASE

                                     BETWEEN

    SWISSAIR, SWISS AIR TRANSPORT CO. LTD. IN DEBT RESTRUCTURING LIQUIDATION,

                                   AS SELLER,

                                       AND

                            OSI PHARMACEUTICALS INC.,

                                  AS PURCHASER





                                    PREMISES:

                                41 Pinelawn Road
                               Melville, New York


                              DATED: MARCH 15, 2005

                                TABLE OF CONTENTS

                                                                              PAGE
1.    SALE AND PURCHASE OF PROPERTY............................................2
2.    PURCHASE PRICE...........................................................2
3.    INTENTIONALLY DELETED....................................................3
4.    TITLE MATTERS............................................................3
5.    UNPAID AMOUNTS...........................................................5
6.    VIOLATIONS...............................................................6
7.    SETTLEMENT...............................................................6
8.    APPORTIONMENTS..........................................................11
9.    REPRESENTATIONS, WARRANTIES, COVENANTS AND ACKNOWLEDGMENTS..............14
10.   CASUALTY, CONDEMNATION..................................................19
11.   ESCROW AGENT............................................................21
12.   BROKER'S COMMISSION.....................................................23
13.   MISCELLANEOUS...........................................................24

                                    EXHIBITS


Exhibit A             Description of the Land
Exhibit B             Certain Definitions
Exhibit C             Form of Deed
Exhibit D             Form of Bill of Sale
Exhibit E             Form of Omnibus Assignment and Assumption

                                    SCHEDULES

Schedule 1            Building Equipment
Schedule 4.1          Title Exceptions
Schedule 9.1(a)(iii)  Seller's Work

                             INDEX OF DEFINED TERMS


                                                                     PAGE
                                                                     ----
Additional Title Encumbrances...........................................4
Adjustment Date........................................................11
Affiliate.............................................................B-1
Agreement...............................................................1
Anti-Terrorism Order...................................................30
Approvals.............................................................B-2
Assignable Permits......................................................1
BALANCE.................................................................3
Bill of Sale............................................................9
Broker.................................................................23
Building................................................................1
Building Equipment......................................................1
Business Day..........................................................B-1
Casualty...............................................................19
CLAIMS.................................................................19
Closing.................................................................6
Closing Date............................................................6
Code..................................................................B-1
Condemnation...........................................................19
Confidential Information..............................................B-1
Deed....................................................................9
DEPOSIT.................................................................2
DEPOSITORY.............................................................21
Disclosure Parties....................................................B-1
ESCROW AGENT............................................................2
EXISTING CONTRACTS.....................................................16
Existing Leases.......................................................B-2
Governmental Entity...................................................B-2
Hazardous Materials...................................................B-2
Initial Closing Date....................................................6
Land....................................................................1
Legal Requirements....................................................B-2
Lien..................................................................B-2
Managing Agent.........................................................14
Material Event.........................................................20
New Contracts....................................................B-1, B-2
NEW YORK COURT.........................................................26
Non-Material Event.....................................................20
Notice.................................................................23
NYS Tax Affidavit......................................................10
Omnibus Assignment and Assumption.......................................9
Permitted Exceptions....................................................3
Person................................................................B-2

Plans.................................................................B-2
PRELIMINARY PRORATION STATEMENT........................................13
Property................................................................1
Purchase Price..........................................................2
Purchaser...............................................................1
Requirements of Law...................................................B-2
Seller..................................................................1
Seller Adjourned Date...................................................6
Seller Objection Notice.................................................4
SELLER PARTIES.........................................................19
SELLER PARTY...........................................................19
Seller's Alleged Default Date...........................................8
SETTLEMENT STATEMENT...................................................13
TAXES..................................................................12
Title Company...........................................................4
Title Objections........................................................4
Title Report............................................................4
Transfer................................................................2
Transfer Tax............................................................8
Violations..............................................................6

                         AGREEMENT OF SALE AND PURCHASE


         THIS AGREEMENT OF SALE AND PURCHASE (the "AGREEMENT") is made and entered into this 15th day of March, 2005 by and between SWISSAIR, SWISS AIR TRANSPORT CO. LTD. IN DEBT RESTRUCTURING LIQUIDATION, a corporation organized under the laws of Switzerland ("SELLER"), and OSI PHARMACEUTICALS INC., a Delaware corporation ("PURCHASER").

                                   WITNESSETH:

         WHEREAS, Seller is the owner of that certain real property located at 41 Pinelawn Road, Melville, New York, consisting of the land more particularly described in Exhibit A attached hereto and made a part hereof (the "LAND"), together with all improvements, rights, privileges and easements appurtenant to or used in connection with the ownership and operation of said Land, including, without limitation: (i) the buildings, structures and improvements, together with all and singular tenements, hereditaments and appurtenances thereunto belonging or in otherwise appertaining, now erected or situated on the Land (collectively, the "BUILDING"); (ii) the fixtures, equipment, machinery and other tangible personal property located at and used in connection with the operation of the Building, limited to the property of Seller listed on Schedule 1 attached hereto (collectively, the "BUILDING EQUIPMENT"); (iii) all of Seller's right, title and interest in title to any land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the centerline thereof, and any strips and gores adjacent to the Land, and all right, title and interest of Seller in and to any award made or to be made in lieu thereof and in and to any unpaid award for damage to the Land and Building by reason of change of grade of any street; (iv) all Permits, if any and to the extent assignable (collectively, the "ASSIGNABLE PERMITS"); (v) all of Seller's right, title and interest in and to any Contracts that are assigned to, and assumed by, Purchaser; (vi) to the extent assignable or transferable, all warranties, guaranties, other intangible rights, titles, interests, privileges and appurtenances related exclusively to, or used exclusively in connection with, the ownership, use or operation of the Land or the Building, if any; and (vii) any Plans in the possession of Seller (all of the above collectively, the "PROPERTY"). Certain of the terms used in this Agreement with initial capital letters are defined in Exhibit B attached hereto;

         WHEREAS, Purchaser desires to purchase the Property subject to all the terms and conditions hereinafter set forth and Seller is agreeable to such sale subject to all the terms and conditions hereinafter set forth;

         WHEREAS, pursuant to petitions filed on October 3, 2001 and October 5, 2001 with the District Courts of Bulach (Bezirksgericht Bulach) and Zurich (Bezirksgericht Zurich) (collectively, the "SWISS COURT"), Seller and certain other parties asked the Swiss Court for a temporary debt moratorium. On May 22, 2003, the Swiss Court in Bulach approved a debt restructuring plan for Seller and under such plan, Karl Wuthrich was appointed as the official Liquidator for Seller (the "LIQUIDATOR");

         WHEREAS, on October 8, 2001, a petition for relief under Section 304 of the United States Bankruptcy Code was filed on behalf of Seller in the United States Bankruptcy Court for the Southern District of New York (the "COURT") thereby commencing a case ancillary to a foreign proceeding (the "ANCILLARY BANKRUPTCY CASE"), which is currently pending in the Court under Case No. 01-42536 (SMB);

         WHEREAS, the Court entered a preliminary injunction order (the "PRELIMINARY INJUNCTION ORDER") in the Ancillary Bankruptcy Case which, among other things, provides that all persons and entities are enjoined from transferring or disposing of any legal or equitable interests of Seller in property in the United States and further provides that Seller must provide advance written notice to certain persons or entities of certain transfers, sales or other dispositions of Seller's property; and

         WHEREAS, Seller intends to follow the procedure set forth in the Preliminary Injunction Order to provide notice of the transactions contemplated hereby (the "SALE NOTICE") and, if any objections shall have been made in response to the Sale Notice, or if Seller otherwise determines that it is necessary or appropriate, to seek an order of the Court in the Ancillary Bankruptcy Case which authorizes or approves the transactions contemplated hereby or declares that no such authorization or approval from the Court is necessary (the "APPROVAL ORDER").

         NOW, THEREFORE, in consideration of the respective undertakings of the parties hereafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties intending to be legally bound, hereby agree to the foregoing and as follows:

1. SALE AND PURCHASE OF PROPERTY

         In consideration of the Purchase Price (as hereinafter defined) and upon, and subject to, the terms and conditions hereinafter set forth, Seller shall sell the Property to Purchaser, and Purchaser shall purchase the Property from Seller (the "TRANSFER"). Purchaser acknowledges and agrees that no property (real, personal or otherwise) owned by any other Person (other than Seller) is intended to be conveyed hereunder.

2. PURCHASE PRICE

         2.1 The total purchase price (the "PURCHASE PRICE") for the Property shall be Eleven Million Two Hundred Fifty Thousand and 00/100 ($11,250,000.00) Dollars, to be paid in cash as follows:

               (a) Five Hundred Sixty Two Thousand Five Hundred and 00/100 ($562,500.00) Dollars (the "DEPOSIT") to be paid by Purchaser by federal wire transfer of immediately available funds to an account designated by Hogan & Hartson L.L.P., 875 Third Avenue, New York, New York 10022, as escrow agent ("ESCROW AGENT"), or by certified or official bank check payable to Escrow Agent, subject to collection, simultaneously with the execution of this Agreement by Purchaser and as a condition to the effectiveness of this Agreement, to be held and disbursed pursuant to the terms and conditions of
Section 11 of this Agreement; and

               (b) The balance of the Purchase Price over and above the Deposit actually delivered by Purchaser to Escrow Agent (the "BALANCE") shall be paid by Purchaser at the Closing by federal wire transfer of immediately available funds to an account or accounts designated by Seller not less than one (1) Business Day prior to Closing.

         2.2 All interest earned on the Deposit shall become a part of the Deposit and shall be paid to the party entitled to the Deposit pursuant to this Agreement. The Deposit shall be held by Escrow Agent on the terms set forth in
Section 11 and shall be disbursed in accordance with the provisions of this Agreement regarding the Deposit. The parties hereby agree that, pending the Closing, or the earlier termination of this Agreement, the Deposit shall be deposited in an interest bearing account or in such other investment as the parties may mutually agree. The Tax Identification Number of Purchaser is 13-3159796 and the Tax Identification Number of Seller is 13-1653578. In the event the transaction contemplated by this Agreement is not consummated in accordance with the terms hereof, the Deposit shall be delivered in accordance with the applicable provisions of this Agreement.

3. INTENTIONALLY DELETED

4. TITLE MATTERS

         4.1 Purchaser agrees that it shall accept title to the Property subject only to the following: (a) all non-delinquent real estate property taxes and assessments (subject to apportionment as set forth hereinafter) and any lien to secure same; (b) any Contracts assigned to, and assumed by, Purchaser; (c) the matters set forth on Schedule 4.1 attached hereto; (d) all matters created by or on behalf of, at the request of, or with the consent of, Purchaser, or arises as a result of the acts of Purchaser, including, without limitation, any documents or instruments to be recorded as part of any financing for the acquisition of the Property by Purchaser; (e) any Violations (as hereinafter defined); (f) all exceptions disclosed by the Title Report (as hereinafter defined) and the survey relating to the Property, to the extent that same are approved or deemed approved by Purchaser in accordance with this Section 4; (g) all Requirements of Law (including, without limitation, those relating to building, zoning and land use) affecting the development, use, occupancy or enjoyment of the Property; and
(h) exceptions that will not require Purchaser to pay or incur any additional expense and that are of a de minimis nature (collectively, "PERMITTED EXCEPTIONS").

         4.2 Purchaser acknowledges receipt of a copy of a title report having an effective date of November 15, 2004 (the "TITLE REPORT"), prepared by American Land Services, as Agent for Commonwealth Land Title Insurance Company (the "TITLE COMPANY"). Purchaser may raise objections to any title exceptions (including survey matters) disclosed by the Title Report or any updates to the Title Report which are not Permitted Exceptions (collectively, "TITLE OBJECTIONS"). Any Title Objections must be made within ten (10) days after (a) the date hereof with respect to title exceptions contained in the Title Report or (b) Purchaser's receipt of any such update, but in no event later than the Closing Date. If Purchaser does not make any Title Objection within the applicable period, such title exceptions will be deemed to be Permitted Exceptions. Purchaser agrees to promptly deliver, or cause to be delivered, to Seller copies of any and all updates to the Title Report after Purchaser's receipt thereof. Within seven (7) Business Days after the receipt of a Notice (as hereinafter defined) from Purchaser of any Title Objection(s), Seller shall (subject to Seller's obligations under Section 4.4 hereof) give Purchaser a Notice of any such Title Objection which Seller is unable or unwilling to cause to be removed prior to or at Closing (a "SELLER OBJECTION NOTICE"). With respect to any and all Title Objection(s) which are not Required Omissions (as hereinafter defined) (all such other Title Objections, collectively, the "ADDITIONAL TITLE ENCUMBRANCES") that are the subject of a Seller Objection Notice, Purchaser shall elect, by Notice to Seller within five (5) days after the giving of such Seller Objection Notice, either (A) to terminate this Agreement, in which event the Deposit shall be promptly refunded to Purchaser, or (B) to consummate the Transfer subject to any such Additional Title Encumbrances as may exist as of the Closing Date, in which event Purchaser shall not be entitled to any credit, nor shall Seller bear any liability, with respect to any such Additional Title Encumbrances. Purchaser's failure to timely give such Notice of election to Seller shall be deemed an election by Purchaser to consummate the Transfer in accordance with clause (B) above.

         4.3 Purchaser shall purchase any fee title insurance policy obtained by Purchaser in connection with the acquisition of the Property from the Title Company or any other title insurance company licensed to do business in the State of New York. If Purchaser is unwilling to accept such title insurance from the Title Company (subject to Seller's obligations under Section 4.4 hereof), Purchaser shall be required to close the Transfer subject to such Title Objection(s), and upon failure to so close, Purchaser shall be deemed to be in material default under this Agreement and the provisions of Section 7.5 hereof shall apply. Notwithstanding any provision of this Article 4 to the contrary, in the event that the Title Company, or any other title insurance company chosen by Purchaser, is unwilling or unable to issue to Purchaser a fee title insurance policy in connection with the acquisition of the Property which reflects the state of title required to be delivered to Purchaser by Seller under this
Article 4, then, in such event, and if such fee title insurance reflecting such state of title is available from Title Associates Inc., a Division of Stewart Title Insurance Company, Purchaser shall be required to purchase any title insurance required by Purchaser from Title Associates Inc., at Purchaser's sole cost and expense, and such title company shall be deemed to be the "Title Company" in all respects under this Article 4, except with respect to the provisions of this sentence, and the title report prepared by such title company shall be deemed to be the "Title Report" in all respects under this Article 4.

         4.4 Seller shall cause the Title Company to omit all Required Omissions from Purchaser's lender's title policy and, with respect to Purchaser's owner's title policy only, to omit or insure against enforcement of all Required Omissions out of the Property. "REQUIRED

OMISSIONS" shall mean any Title Objections that (a) were caused by, resulted from or arose out of a grant by Seller to any Person of a mortgage or security interest affecting the Property; (b) are Liens placed by mechanics or materialmen resulting from the performance of work on behalf of Seller upon all or any part of the Property; or (c) constitute judgments or tax liens upon the Property that are created or caused by Seller. In no event shall Seller have any obligation or liability to spend any money or incur any expense to cause the Title Company to remove, cure or insure against any Title Objections which are not Required Omissions.

         4.5 Purchaser, at its expense, shall cause the existing survey of the Property, if any, to be updated and re-certified, or have a new survey created (the "SURVEY"), and shall deliver or cause same to be delivered to Seller. Within five (5) Business Days after receipt of the Survey, Purchaser shall notify Seller of any Title Objections (the "SURVEY OBJECTION NOTICE") based thereon. Failure to timely deliver a Survey Objection Notice with respect to any matter contained on the Survey shall constitute a waiver thereof. Purchaser's objections to the Survey shall be governed in the same manner as Purchaser's objections to title as set forth in this Section 4.

         4.6 Purchaser acknowledges that record title to the Property is currently held by the Suffolk County Industrial Development Agency (the "IDA"), and that the failure of Seller to hold record title to the Property and the presence of any liens or encumbrances of any nature on the Property relating thereto, shall not be deemed to be a Title Objection, and in connection therewith, Purchaser further acknowledges and agrees that title to the Property shall either be conveyed (a) to Seller by the IDA prior to Closing or (b) to Purchaser directly by the IDA, at Seller's sole option (the "IDA TRANSFER"). Seller shall be permitted to use any portion of the Purchase Price for the purpose of facilitating the IDA Transfer, including for the payment of legal fees and costs.

5. UNPAID AMOUNTS

         5.1 The amount of any unpaid Taxes (as hereinafter defined), water charges and sewer rents (subject to proration as provided in Section 8.1 hereof), which Seller is obligated to pay and discharge, with interest and penalties (if any), to the Closing Date, may, at the option of Seller, be allowed by Purchaser to be paid out of the Purchase Price, provided that official bills therefor with interest and penalties thereon calculated to the Closing Date are furnished by Seller at the Closing, and such Taxes shall not be deemed to be Title Objections.

         5.2 Seller may use any portion of the Purchase Price to satisfy or bond any Liens which exist on the Closing Date which are not Permitted Exceptions, provided that Seller delivers to Purchaser at Closing instruments in recordable form sufficient to satisfy such Liens, together with the cost of recording or filing said instruments, or pays such sums or performs such acts (including, without limitation, obtaining appropriate bonds) as will enable the Title Company to insure Purchaser free of same as provided for in Section 4.4 hereof, and such Liens shall not be deemed to be Title Objections.

         5.3 If Seller requests within a reasonable time prior to the Closing Date, Purchaser agrees to provide at the Closing separate certified checks or official cashier's checks, or to make various federal wire transfers of immediately available funds, which in the aggregate equal the amount of the Purchase Price in order to facilitate the satisfaction of any unpaid (and due) Taxes, assessments, water charges or sewer rents referred to in
Section 5.1, and, if Seller elects to proceed pursuant to the provisions of
Section 5.2, the payment or bonding of any Liens referred to therein.

6. VIOLATIONS

         6.1 Seller shall have no obligation to comply with or cure, and Purchaser shall accept title to the Property subject to any and all notes or notices of violations of Legal Requirements noted in or issued by any Governmental Entity having jurisdiction against or affecting the Property or conditions which may give rise to the same (collectively, the "VIOLATIONS"), including, but not limited to, Violations that are the obligation of the parties under the Contracts to cure.

7. SETTLEMENT

         7.1 Time, Place and Conditions. Subject to any express right of adjournment of Seller set forth in this Agreement, the settlement of the Transfer under this Agreement (the "CLOSING") shall be held on the date which is five (5) Business Days after the date that Seller gives a Closing Notice (as hereinafter defined) to Purchaser (the "INITIAL CLOSING DATE"), at the offices of Hogan & Hartson L.L.P. at 875 Third Avenue, New York, New York 10022 or, if required by Purchaser's lender, if any, at the offices of such lender or its counsel in the City of New York or the Counties of Nassau or Suffolk in the State of New York. Notwithstanding the foregoing, either Seller or Purchaser shall have the right from time to time to one or more adjournments of the Closing, to a Business Day (an "ADJOURNED DATE") not later than ten (10) Business Days after the Initial Closing Date, provided that such party delivers written notice to the other party prior to the Initial Closing Date (or any Adjourned Date, as the case may be) of such party's desire to adjourn the Closing. TIME SHALL BE OF THE ESSENCE AS TO PURCHASER'S OBLIGATION to close by 3:00 P.M. Eastern Standard Time either on the Initial Closing Date or on any Adjourned Date, subject to any express right of adjournment as provided in this Agreement. TIME SHALL BE OF THE ESSENCE AS TO SELLER'S OBLIGATION to close by 3:00 p.m. Eastern Standard time on the Initial Closing Date or any Adjourned Date, subject to any express right of adjournment as provided in this Agreement. The actual date of the Closing is referred to herein as the "CLOSING DATE." In the event that Seller has not given the Closing Notice to Purchaser within seventy-five (75) days after the date hereof. Purchaser shall have the right, within five (5) Business Days after the end of such seventy-five (75) day period, to terminate this Agreement on Notice to Seller, in which even the Deposit shall be refunded to Purchaser within five (5) Business Days, and the parties shall have no further rights or obligations to the other except for those items that, by the terms of this Agreement, expressly survive such termination.

         7.2 Conditions to Closing.

                  (a) The obligation of Seller to sell the Property to Purchaser is subject to the satisfaction of the following conditions:

                           (i) Purchaser shall have performed, satisfied and
                  complied, or tendered performance, satisfaction and compliance, in all material respects, with every covenant, agreement and condition required by this Agreement to be performed or complied with by Purchaser on or before the Closing Date;

                           (ii) The representations and warranties of Purchaser
                  shall be true and correct in all material respects on the Closing Date, provided that as of the Closing Date there shall be no change from the date hereof with respect to the representations contained in Sections 9.3(b) and (c); and

                           (iii) The Sale Notice shall have been given and no
                  objections to the transactions contemplated hereby shall have been timely made in response to the Sale Notice and/or at Seller's sole and absolute discretion or if objections to the Sale Notice shall have been timely made, the Approval Order shall have been entered by the Court and such Approval Order shall have become a final and non-appealable order.

                  The conditions set forth in the foregoing clauses (i), (ii) and (iii) are for the sole benefit of Seller and may be waived, in whole or in part, by Seller in its sole and absolute discretion. A Notice by Seller to Purchaser indicating that the conditions set forth in the foregoing clauses (i),
(ii) and (iii) have been, or will as of the Initial Closing Date be, satisfied or waived, as determined by Seller, shall be referred to as a "CLOSING NOTICE."

                  (b) The obligation of Purchaser to purchase the Property from Seller is subject to the satisfaction of the following conditions:

                           (i) Seller shall have performed, satisfied and
                  complied or tendered performance, satisfaction and compliance, in all material respects, with every covenant, agreement and condition required by this Agreement to be performed or complied with by Seller on or before the Closing Date; and

                           (ii) The representations and warranties of Seller
                  shall be true and correct in all material respects as of the Closing Date, provided that as of the Closing Date there shall be no change from the date hereof with respect to the representations contained in Section 9.2(b).

                  The conditions set forth in the foregoing clauses (i) and (ii) are for the sole benefit of Purchaser and may be waived, in whole or in part, by Purchaser in its sole and absolute discretion.

         7.3 Costs and Expenses.

                  (a) Whether or not this Agreement and the transactions contemplated hereby are consummated, and except as provided in this Agreement, each party will bear its own costs and expenses (including legal fees and expenses, except as provided in Section 13.7 hereof) incurred in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby, and obtaining third party consents to the performance of that party's obligations under this Agreement. Notwithstanding the foregoing:

                           (i) Purchaser will be responsible for all fees and
                  costs of any financial advisor to Purchaser, and Seller will be responsible for all fees and costs of any financial advisor to Seller;

                           (ii) Purchaser will be responsible for all costs,
                  fees and expenses of (A) its due diligence, including without limitation the costs of survey (including the cost of any change, update or recertification of any existing survey), environmental and engineering reviews and audits, appraisals, accounting and other financial reviews, (B) its lender and obtaining its financing (including, without limitation, any costs of a lender's title insurance policy) and (C) Purchaser's owner's title insurance policy and the endorsements or extended coverage thereto (including all Title Company charges, title insurance premiums, title examination and other costs);

                           (iii) At the Closing, Seller shall pay the New York
                  State Transfer Tax in accordance with Article 31 of the New York State Tax Law (the "TRANSFER TAX"), which shall be due on the Transfer;

                           (iv) At the Closing, Seller shall pay all fees and
                  recording charges for releasing or bonding Liens (other than the Permitted Exceptions) which Seller has an obligation or elects to remove or bond, including prepayment premiums or penalties, if any. All other recording fees shall be borne and paid by Purchaser at the Closing, including, without limitation, the costs of recording the Deed (as hereinafter defined); and

                           (v) Any other costs, charges and expenses shall be
                  borne and paid as provided in this Agreement, or in the absence of such provision, in the manner recommended by the Customs in Respect to Title Closings of the Real Estate Board of New York, Inc.

                  (b) The provisions of this Section 7.3 shall survive the Closing.

         7.4 Seller's Default. If Purchaser is ready, willing and able to consummate the transactions contemplated by this Agreement and Seller shall fail to perform its material obligations hereunder and to make full settlement in accordance with the terms hereof, Purchaser may elect, as its sole and exclusive remedy for such failure to perform on the part of Seller either (a) to terminate this Agreement on Notice to Seller, in which event the Deposit shall be refunded to Purchaser within five (5) Business Days, and the parties shall have no further rights or obligations to the other except for those items that, by the terms of this Agreement, expressly survive such termination, or (b) to seek specific performance of Seller's obligations under this Agreement, provided, however, that specific performance shall only be available if Purchaser shall notify Seller that Purchaser has elected to pursue its right of specific performance within forty-five (45) days after the date of the Closing then scheduled pursuant to this Agreement at the time of the alleged default hereunder by Seller ("SELLER'S ALLEGED DEFAULT DATE") and commence an action seeking specific performance in a court of competent jurisdiction within ninety
(90) days after Seller's Alleged Default Date. If Purchaser shall fail to deliver such notice within such forty-five (45) day period or shall fail to commence such action within such ninety (90) day period, Purchaser shall be deemed to have waived Purchaser's right to seek specific performance and Purchaser shall be deemed to have elected to terminate this Agreement as provided in clause (a) above. Notwithstanding the foregoing, Purchaser shall have the right to waive any default of Seller, in whole or in part, in its sole and absolute discretion, and proceed to Closing without any credit or adjustment to the Purchase Price or further liability of Seller with respect to such default.

         7.5 Purchaser's Default. If Section 7.4 hereof shall not be applicable and Purchaser is in default and fails to perform any of its material obligations under this Agreement including, without limitation, a failure to fully and completely comply with the conditions to Closing set forth in Section 7.2(a) hereof, then the Deposit shall be promptly disbursed to Seller. Upon receipt of the Deposit by Seller, Seller shall retain the Deposit as liquidated damages, and Seller shall have no obligation to convey title to the Property to Purchaser, and except as expressly provided in this Agreement, upon such disbursement of the Deposit to Seller, this Agreement shall be absolutely, automatically and completely null, void and of no further force or effect. Enforcement of Seller's right to receive the Deposit and the retention of the Deposit, when disbursed to, and retained by Seller as liquidated damages, shall be Seller's sole remedy in the event of Purchaser's default hereunder. THE PARTIES HERETO EXPRESSLY AGREE AND ACKNOWLEDGE THAT SELLER'S ACTUAL DAMAGES IN THE EVENT OF A DEFAULT BY PURCHASER WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO ASCERTAIN AND THAT THE DEPOSIT REPRESENTS THE PARTIES' REASONABLE ESTIMATE OF SUCH DAMAGES. Notwithstanding the foregoing, Seller shall have the right to waive any default of Purchaser, in whole or in part, in its sole and absolute discretion, and proceed to Closing without any credit or adjustment to the Purchase Price or further liability of Purchaser with respect to such default.

         7.6 Documents and Other Deliveries at Closing.

                  (a) Seller's Deliveries. Seller shall execute and deliver or cause to be executed and delivered to Purchaser on the Closing Date the following:

                           (i) a bargain and sale deed without covenant against
                  grantors acts with respect to the Land and the Building (the "DEED"), in recordable form, in the form annexed hereto as Exhibit C and made a part hereof, or in such other form;

                           (ii) a bill of sale in the form annexed hereto as
                  Exhibit D and made a part hereof (the "BILL OF SALE");

                           (iii) an assignment of Seller's interest in the
                  Contracts that are being assumed by Purchaser and the Assignable Permits and, to the extent assignable, in and to all warranties, guaranties, other intangible rights, titles, interests, privileges and appurtenances owned by Seller and related exclusively to, or used exclusively in connection with, the ownership, use or operation of the Property, including any trade names or trademarks associated solely with the Premises (the "OMNIBUS ASSIGNMENT AND ASSUMPTION"), in the form annexed hereto as Exhibit E and made a part hereof;

                           (iv) a certificate of an authorized officer of Seller
                  with attached copies of (A) the resolution or consent by the Creditors' Committee of Seller approving the transactions contemplated hereby, (B) in the event that it has been entered on or before the Closing Date, the Approval Order, and (C) the incumbency of the individual(s) executing this Agreement and the Closing documents on behalf of Seller;

                           (v) an affidavit, and any other documentation
                  required by the applicable Governmental Entity, that provides all information necessary for the satisfaction of the reporting requirements under Section 6045(e) of the Internal Revenue Code of 1986, as amended, and Seller's counsel shall be the responsible person with respect to any reporting requirements;

                           (vi) the Settlement Statement (as hereinafter
                  defined) setting forth the amounts paid by or on behalf of and/or credited to each of Purchaser and Seller pursuant to this Agreement;

                           (vii) the New York State Combined Real Estate
                  Transfer Tax Return, Credit Line Mortgage Certificate and Certificate of Exemption from the Payment of Estimated Personal Income Tax (TP-584) (the "NYS TAX AFFIDAVIT"), or any successor form thereto required to be filed with respect to the New York State Real Estate Transfer Tax, together with bank or cashiers' checks from Seller, or attorney escrow account checks, made payable to the appropriate Governmental Authority in the required amount(s) (unless Seller authorizes the Title Company to pay same and the Title Company agrees to deduct and pay such expenses out of monies payable to Seller);

                           (viii) the New York State Real Property Transfer
                  Report (RP-5217 NYC) (the "TRANSFER REPORT");

                           (ix) all keys and access codes to the Property which
                  are in Seller's possession;

                           (x) to the extent in Seller's possession, originals
                  of the Contracts, Permits and Plans which are in effect as of the Closing Date which Purchaser has agreed or is required under this Agreement or by Requirement of Law, to assume (it being understood and agreed that if originals are not in Seller's possession, then copies, to the extent in Seller's possession, will be delivered);

                           (xi) to the extent in Seller's possession, originals
                  or copies of all current maintenance records and operating manuals;

                           (xii) an assignment, if necessary, in form and
                  substance reasonably satisfactory to Purchaser of all rights to condemnation awards or insurance proceeds, if any, relating to the Property and of the right to prosecute and adjust all proceedings and claims in connection therewith, duly executed by Seller in accordance with Section 10 hereof;

                           (xiii) an affidavit reasonably requested by the Title
                  Company containing such information as reasonably and customarily required for similar transactions (to the extent known by Seller to be true): (A) stating that there are no occupancy rights affecting the Property; (B) providing information necessary so that the Title Company will omit from Purchaser's owner's title insurance policy all exceptions for unfiled mechanics' or materialmen's liens or judgments, bankruptcies or other returns against Persons whose names are the same as or similar to the name of Seller; and (C) providing such information as may be required so that the Title Company will insure title free of all Title Objections to the extent required by Section 4 of this Agreement;

                           (xiv) a certificate indicating whether as of the
                  Closing there have been any changes in circumstances relating to the representations and warranties of Seller in Section 9.2 hereof between the date hereof and the Closing Date;

                           (xv) any other documents, instruments or agreements
                  required to be delivered by Seller pursuant to the provisions of this Agreement or required by any Governmental Entity in connection with, and as a condition to, the Transfer.

                  (b) Purchaser's Deliveries. Purchaser shall execute and deliver or cause to be executed and delivered to Seller on the Closing Date the following:

                           (i) the Balance (as provided for in, and in
                  accordance with, Section 2.1(b) herein), together with such other sums as required to pay Purchaser's share of the Closing costs, prorations, reimbursements and adjustments, and any other sums payable to Seller, as set forth in this Agreement, in each case by federal wire transfer of immediately available funds, except as may be provided in Section 5.3;

                           (ii) a duly executed certificate of an authorized
                  officer of Purchaser with attached copies of (A) the resolutions or consent required by Purchaser's organizational documents and/or applicable Requirements of Law approving the transactions contemplated hereby and (B) the incumbency of the individual(s) executing this Agreement and the Closing documents on behalf of Purchaser;

                           (iii) the Settlement Statement;

                           (iv) the Omnibus Assignment and Assumption;

                           (v) the NYS Tax Affidavit;

                           (vi) the Transfer Report;

                           (vii) a certificate indicating whether as of the
                  Closing there have been any changes in circumstances relating to the representations and warranties of Purchaser in Section
                  9.3 hereof between the date hereof and the Closing Date; and

                           (viii) any other documents, instruments or agreements
                  required to be delivered by Purchaser pursuant to the provisions of this Agreement or required by any Governmental Entity in connection with, and as a condition to, the Transfer.


8. APPORTIONMENTS

         8.1 Apportionments. The following items shall be apportioned between Seller and Purchaser as of 11:59 P.M. Eastern Standard Time of the day prior to the Closing Date (the "CUTOFF") with respect to the Property and the net amount thereof either shall be paid by Purchaser to Seller or credited to Purchaser, as the case may be, at the Closing:

                  (a) real property taxes and assessments (or installments thereof), including any payments in lieu of taxes and payments required to be made to any business improvement district, and vault charges affecting the Land and/or the Building (collectively, "TAXES");

                  (b) water rates and charges;

                  (c) sewer taxes and rents;

                  (d) permit, license and inspection fees, if any, with respect to the Permits on the basis of the fiscal year for which levied along with any deposits thereunder, if the rights with respect thereto are transferred to Purchaser at Closing, and Seller shall receive a credit at Closing in the amount of such deposit(s);

                  (e) electricity, gas, telephone and any other utilities, at the rates most recently charged to Seller, plus sales taxes thereon, except in the event that Purchaser arranges for new accounts for any such utility, and the service provided to Seller is terminated, as of the Closing;

                  (f) fees and other charges paid or payable by Seller or paid or payable to Seller, under any Contracts not terminated at or prior to Closing and assumed by Purchaser;

                  (g) the value of Building inventory and supplies in customary quantities (e.g., soap, cleaning powder, light bulbs, etc.) in unopened containers in the Building, if any, in accordance with an inventory prepared by Seller or its agent, shall be credited to Seller. Such value amount shall be determined based upon Seller's cost thereof, as evidenced by actual invoices; and

                  (h) premiums for any assignable insurance policies which Seller and Purchaser agree shall be assigned to Purchaser and which are actually assigned to Purchaser.

         8.2 Taxes; Water and Sewer.

                  (a) Apportionment of Taxes, water rates and charges, sewer taxes and rents shall be made on the basis of the fiscal year for which assessed. If the Closing Date shall occur before the Taxes, water rates or charges, sewer taxes or rents are fixed, apportionment for any item not yet fixed shall be made on the basis of the real property tax rate, water rates and charges, sewer taxes and rents or vault charges, as applicable, for the preceding year applied to the latest assessed valuation. After the Taxes, water rates and charges, sewer taxes and rents are finally fixed, Seller and Purchaser shall make a recalculation of the apportionment of same, and Seller or Purchaser, as the case may be, shall make an appropriate payment to the other based upon such recalculation.

                  (b) The amount of any unpaid Taxes, water charges and sewer rents which Seller is obligated to pay and discharge, with interest and penalties thereon (if any) to the Closing Date may, at Seller's option, be credited to Purchaser.

                  (c) If any refund or credit of Taxes, water rates or charges, sewer taxes or rents is made after the Closing Date for a period prior to the Closing Date, the same shall be applied first to the reasonable out-of-pocket third party costs incurred in obtaining same and the balance, if any, of such refund shall, to the extent received by Purchaser, be paid to Seller (to the extent relating to the period through the Cutoff), and to the extent received by Seller, be paid to Purchaser (to the extent relating to the period commencing with the Closing Date).

                  (d) Seller shall use good faith efforts to obtain readings of the meters measuring water consumption or sewer usage, electricity and gas, if any, at the Property to a date not more than fifteen (15) days prior to the Closing Date. If such readings are not obtained (and if such readings are obtained, then with respect to any period between such reading and the Cutoff), water rates and charges and sewer taxes and rents, electricity and gas, if any, shall be apportioned based upon the last meter readings, subject to reapportionment when readings for the relevant period are obtained after the Closing Date as provided in Section 8.3(b) below.

         8.3 Miscellaneous.

                  (a) Prior to the Closing, Seller shall prepare and deliver to Purchaser a statement (the "PRELIMINARY PRORATION STATEMENT") showing apportionments for the items set forth above, calculated as of the Cutoff, on the basis of the actual days in a particular month and a 365-day calendar year. Purchaser and Seller shall agree upon any adjustments to be made to the Preliminary Proration Statement prior to the Closing, and at the Closing, Purchaser or Seller, as applicable, shall receive a credit equal to the net amount due Purchaser or Seller, pursuant to the Preliminary Proration Statement as finally agreed upon by Purchaser and Seller (as so approved by Seller and Purchaser, the "SETTLEMENT STATEMENT").

                  (b) If final prorations cannot be made on the Closing Date for any item being prorated under this Article 8 or, if there is an error in the calculation of any proration, then Purchaser and Seller agree to allocate such items on a fair and equitable basis as soon as invoices or bills are available or after such items are finally fixed, with final adjustment to be made as soon as reasonably possible after the Closing Date (but in no event later than six
(6) months after the Closing Date). If such final adjustment discloses that any amount is owing to either of the parties hereunder, the party owing the sum in question shall, within five (5) Business Days of the making of such final adjustment, remit the sum due to the other party. Except for any post Closing proration adjustments as provided in this Section 8.3(b) (which must be determined within six (6) months after the Closing Date), all prorations made under this Article 8 shall be final as of the Closing Date and shall not be subject to further adjustment after the Closing Date.

                  (c) All other costs and expenses customarily prorated for in similar transactions shall be apportioned in accordance with the Customs in Respect to Title Closings of the Real Estate Board of New York, Inc.

                  (d) The provisions of this Section 8 shall survive the Closing.

9.       REPRESENTATIONS, WARRANTIES, COVENANTS AND ACKNOWLEDGMENTS

         9.1 Covenants of Seller.

                  (a) Seller hereby covenants and agrees that during the period commencing on the date of execution of this Agreement and ending on the Closing Date or the earlier termination of this Agreement:

                           (i) Seller shall not enter into any Lease without the
                  consent of Purchaser, which consent may be granted or withheld in Purchaser's sole and absolute discretion.

                           (ii) Except in connection with the IDA Transfer,
                  Seller shall not sell, assign, mortgage, pledge, encumber or otherwise transfer all or any portion of the Property or take any other affirmative action affecting title to the Property, or enter into a written agreement to do any of the foregoing, without the prior written consent of Purchaser, which may be granted or withheld in Purchaser's sole and absolute discretion. Notwithstanding the foregoing, if any mortgage, pledge or encumbrance shall affect the Property as of the Closing Date, the foregoing shall not be deemed a default under this Section 9.1(a)(ii) but shall be dealt with in accordance with Article 4 herein.

                           (iii) Seller shall continue to operate, maintain and
                  repair the Property in accordance with its current business practices so as to deliver the Property to Purchaser in substantially its present or, at Seller's sole discretion, better, condition, ordinary wear and tear and damage from casualty or condemnation excepted, or otherwise in the condition required under this Agreement. In addition, Seller may, but shall not be required to, perform any maintenance, alterations, repairs or renovations, (A) as expressly permitted by the terms of this Agreement following a casualty or condemnation or (B) as required by any Legal Requirement. Seller shall have the right, either in its own name, or in the name of Sutton & Edwards (the "MANAGING AGENT"), to hire or terminate employees in connection with the operation of the Property, provided that any such employees shall be terminated on or before the Closing and Purchaser shall have no obligation with respect thereto. Seller shall not remove from the Property any Building Equipment unless replaced by property of similar or better quality, provided that in no event shall Seller be obligated to Purchaser for any de minimis items of Building Equipment which are lost or missing as of the Closing Date. Notwithstanding the foregoing provisions of this Section 9.1(a)(iii), Seller shall, at Seller's sole cost, perform the work listed on Schedule 9.1(a)(iii) annexed hereto, (collectively, "SELLER'S WORK"). Notwithstanding anything to the contrary provided for in this Agreement, the substantial completion of Seller's Work: (1) is not and shall not be deemed to be a condition of Closing, (2) in the event that Seller's Work is not fully performed at Closing, then Purchaser shall be entitled to be paid at Closing for the estimated cost of the actual and reasonable out-of-pocket costs to be incurred by Purchaser after the Closing in performing the unperformed portion of Seller's Work, as reasonably estimated by Purchaser and

                  Seller. Seller shall have no obligations or liabilities and Purchaser shall have no rights or remedies with respect to Seller's Work other than Seller's obligations and Purchaser's rights as set forth in this Section 9.1(a)(iii).


                           (iv) Seller shall have the right to enter into New
                  Contracts to operate the Property, provided that Seller shall not enter into any New Contracts that would survive the Closing and be binding upon Purchaser without Purchaser's prior written consent, which Purchaser may grant or withhold in Purchaser's sole and absolute discretion. Except for Contracts that Seller and Purchaser, in their sole and absolute discretion, mutually agree to have assigned to, and assumed by Purchaser, Seller shall terminate, at Seller's sole cost and expense, any Contract that does not expire by its terms on or before the Closing Date.

                           (v) Seller shall keep Purchaser reasonably apprised
                  of progress made in connection with either giving of the Sale Notice and/or obtaining the Approval Order, provided that in no event shall Purchaser have any approval rights in connection with such procedures.

                  (b) Seller shall commence service of the Sale Notice to each party to whom service is deemed necessary or desirable by Seller within four (4) Business Days after the date that this Agreement is fully executed and each party has delivered a signed original of its signature to the other party. Seller shall give Notice to Purchaser of the commencement of the service of the Sale Notice within one (1) Business Day after the end of such four (4) Business Day period. If Seller fails to timely give such Notice then Purchaser shall elect, by Notice to Seller within two (2) Business Days after the failure of Seller to timely give such Notice, either (i) to terminate this Agreement, in which event the Deposit shall be refunded to Purchaser within five (5) Business Days, or (ii) to consummate the Transfer. Purchaser's failure to timely give such Notice of election to Seller shall be deemed an election by Purchaser to consummate the Transfer in accordance with clause (ii) above.

                  (c) If, pursuant to any provision of Section 9.1(a), Purchaser's consent is required, such consent shall not be unreasonably delayed. To that end, if Purchaser fails to respond to any written request for consent pursuant to Section 9.1(a) within five (5) Business Days, Purchaser shall be deemed to have consented to such request.

         9.2 Representations and Warranties of Seller. Seller represents and warrants to Purchaser that the following matters are materially true and correct as of the execution of this Agreement:

                  (a) Seller is a corporation duly formed and validly existing under the laws of Switzerland;

                  (b) Seller has or shall have as of the Closing the requisite power and authority to execute and deliver and to perform its obligations under this Agreement and all instruments and other documents executed and delivered by Seller, or to be executed and delivered, in connection with this Agreement and
(ii) Seller's performance of the transactions contemplated hereby (and thereby), have been duly authorized by all necessary action of Seller;

                  (c) This Agreement and all other instruments executed by Seller and delivered to Purchaser in connection with this Agreement and the transactions contemplated hereby and thereby have been or will be duly and validly executed and delivered by Seller and constitute or shall constitute as of the Closing the legal, valid and binding obligations of Seller, enforceable in accordance with their respective terms (except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the right of contracting parties generally) and does not and will not violate any provisions of any agreement to which Seller is a party or to which it is subject. As of the Closing Seller shall not be subject to any law, order, decree or restriction which prohibits or would be violated by this Agreement or consummation of the transactions contemplated hereby;

                  (d) There are no written or oral leases or occupancy agreements in effect with respect to the Property which will not be terminated on or prior to the Closing;

                  (e) There are no written or oral Contracts other than Contracts which shall be terminated or expire on or before the Closing (collectively, the "EXISTING CONTRACTS");

                  (f) Except as set forth in this Agreement, there are no actions, suits or proceedings against Seller that are pending in any court of law or in equity or before any Governmental Entity that, if determined adversely, would affect the ability of Seller to perform its obligations under this Agreement or, except to a de minimis extent, affect the use or operation of the Property;

                  (g) There are no leasing commissions due or outstanding with respect to any lease of all or any portion of the Property; and

                  (h) Seller has not received any written notice in the immediately preceding two (2) years to the effect that any condemnation, eminent domain or similar proceedings are pending with respect to the Property.

                    Seller shall deliver a certification to Purchaser at Closing indicating whether as of the Closing, there have been any material changes in circumstances relating to such representations and warranties between the date hereof and the Closing Date, provided that any such change in circumstance shall not give rise to any liability whatsoever of Seller to Purchaser, except that Purchaser shall have any rights expressly provided for in this Agreement.

         9.3 Representations, Warranties and Covenants of Purchaser. Purchaser represents and warrants to Seller that the following matters are true and correct as of the execution of this Agreement and will also be true and correct as of the Closing Date:

                  (a) Purchaser is a Delaware corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and qualified to do business under the laws of the State of New York. Purchaser has the requisite power and authority to execute and deliver and to perform its obligations under this Agreement and all instruments and other documents executed and delivered, or to be executed and delivered, by Seller in connection with this Agreement and Purchaser's performance of the transactions contemplated hereby (and thereby), have been duly authorized by all necessary corporate action of Purchaser;

                  (b) This Agreement is, and all the documents executed by Purchaser which are to be delivered to Seller at the Closing will be, duly executed and delivered by Purchaser, and is and will be legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms (except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the right of contracting parties generally) and does not and will not violate any provisions of any agreement to which Purchaser is a party or to which it is subject. Purchaser is not subject to any law, order, decree or restriction which prohibits or would be violated by this Agreement or consummation of the transactions contemplated hereby; and

                  (c) There are no voluntary or involuntary Bankruptcy Actions pending against Purchaser.

         9.4 Acknowledgments of Purchaser; As-Is, Where-Is.

                  (a) Purchaser hereby expressly acknowledges and agrees that, except as otherwise expressly set forth in this Agreement, as reliance thereon and enforcement thereof is expressly limited in this Agreement, neither Seller, nor anyone acting for or on behalf of Seller, has made any representation, warranty, covenant, agreement, promise or statement, express or implied, to Purchaser, or to anyone acting for or on behalf of Purchaser, concerning (i) the Property's condition, merchantability, habitability, fitness or development for a particular use; (ii) the value, profitability or marketability of the Property; (iii) any environmental condition, whether latent or observable; or
(iv) compliance with any environmental protection, pollution or land use laws, rules, regulations, orders or requirements, including (but in no way limited to) those pertaining to the handling, generating, treating, storing or disposing of any Hazardous Materials. Except as otherwise expressly provided in this Agreement, as a material inducement to the execution and delivery of this Agreement by Seller, the Property to be sold to Purchaser pursuant to this Agreement is sold and transferred "AS-IS, WHERE-IS AND WITH ALL FAULTS," without any representation or warranty by, or recourse of any kind or nature against, Seller or any other party.

                  (b) Purchaser hereby expressly acknowledges and agrees that in entering into this Agreement, Purchaser has not, except as expressly set forth in this Agreement, as reliance thereon and enforcement thereof is expressly limited in this Agreement, relied on, and shall not be entitled to rely on, any oral or written representation, warranty, promise or statement, express or implied, of Seller, or anyone acting for or on behalf of Seller, as to (i) the quality, nature, adequacy or physical condition of the Property, including (but in no way limited to) the structural elements, foundation, roof, appurtenances, access, landscaping, parking facilities or the electrical, mechanical, HVAC, telecommunications, plumbing, sewage or utility system, facilities or appliances at the Property, if any; (ii) the quality, nature, adequacy or physical condition of soils or the existence of ground water at the Property; (iii) the existence, quality, nature, adequacy or physical condition of any utilities serving the Property; (iv) the development potential of Property, its habitability, merchantability or fitness or the suitability or adequacy of the Property for any particular purpose; (v) the zoning or other legal status of the Property; (vi) the Property's or its operations' compliance with any Legal Requirement or any applicable covenants, conditions or restrictions of any Person; (vii) the quality of any labor or materials relating in any way to the Property; or (viii) the condition of title to the Property or the nature, status and extent of any easement, right-of-way, lease, right of redemption, possession, lien, encumbrance, license, reservation, covenant, condition, restriction or other matter affecting title to the Property and that all matters concerning the Property have been or shall be independently verified by Purchaser prior to the Closing and that Purchaser shall, except as expressly set forth in this Agreement, purchase the Property on Purchaser's own prior investigation and examination of the Property (or Purchaser's election not to do so).

                  (c) SELLER DOES NOT MAKE AND HAS NOT MADE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY REGARDING THE COMPLIANCE OR NON-COMPLIANCE OF THE PROPERTY WITH THE AMERICANS WITH DISABILITIES ACT, OR ANY OTHER LEGAL REQUIREMENT REGULATING, RELATING TO OR IMPOSING LIABILITY OR STANDARDS OF CONDUCT CONCERNING ACCESS AND ACCOMMODATION FOR DISABLED PERSONS.

                  (d) Seller shall not be liable or bound in any manner by any oral or written "setups" or information pertaining to the Property furnished by the agents or representatives, their agents or representatives, any real estate broker, or other person unless otherwise set forth in this Agreement or in any document delivered at Closing.

                  (e) Purchaser hereby expressly acknowledges and agrees that, except for Seller's representations and warranties expressly set forth in this Agreement, as reliance thereon and enforcement thereof is expressly limited in this Agreement, Purchaser waives, and Seller disclaims, all warranties of any type or kind whatsoever with respect to the Property, whether express or implied, including, by way of description but not limitation, those of fitness for a particular purpose and use.

                  (f) Purchaser acknowledges that Purchaser has had an adequate opportunity to make such legal, factual and other inquiries and investigations as Purchaser deems necessary, desirable or appropriate with respect to the Property. Such inquiries and investigations of Purchaser shall be deemed to include, but shall not be limited to, any leases and contracts pertaining to the Property, the physical components of all portions of the Property, the condition of the Property (including environmental), the existence of any wood destroying organisms at the Property, such state of facts as an accurate survey and inspection would show, zoning ordinances, resolutions and regulations of the Town of Huntington, County of Suffolk and State of New York and the value and marketability of the Property.

                  (g) Purchaser acknowledges and agrees that, except as expressly provided in this Agreement, Seller shall not have any liability or other obligation whatsoever with respect to any reports and/or materials, (i) obtained by or on behalf of Seller and delivered (or otherwise made available) to Purchaser or (ii) obtained by or on behalf of Purchaser (or any of its Affiliates), including, without limitation, the Phase I Environmental Site Assessment dated December 17, 2004 prepared by Airtek Environmental Corp., and, except to the extent expressly required pursuant to this Agreement, neither Seller nor any of its Affiliates has any obligation to make any changes, alterations or repairs to the Property or any portion thereof, except to the extent expressly required pursuant to this Agreement, or to cure any violations of Legal Requirements or to comply with the requirements of any insurer. Purchaser acknowledges and agrees that, except as otherwise expressly provided in this Agreement, Purchaser is solely responsible for obtaining any approval or permit necessary for acceptance by it of any property directly or indirectly and for any repairs or alterations necessary to obtain the approval or permit, all at Purchaser's sole cost and expense.

                  (h) The provisions of this Section 9.4 shall survive the Closing.

         9.5 Release.


                  (a) Without limiting the provisions of Section 9.4, effective as of the Closing Date, Purchaser, for itself and any of its successors and assigns and their Affiliates, hereby irrevocably and absolutely waives its right to recover from, and forever releases and discharges, and covenants not to file or otherwise pursue any legal action against, Seller, SAirGroup AG and/or their Affiliates or any direct or indirect partner, member, manager, trustee, director, shareholder, controlling person, officer, attorney, employee, agent, broker, representative (including, without limitation, the Liquidator) or Affiliate of any of the foregoing, and any of their respective heirs, successors, personal representatives and assigns (each, a "SELLER PARTY", and collectively, the "SELLER PARTIES"), with respect to any and all suits, actions, proceedings, investigations, demands, claims, liabilities, fines, penalties, liens, judgments, losses, injuries, damages, settlement expenses or costs of whatever kind or nature, whether direct or indirect, known or unknown, contingent or otherwise (including any action or proceeding brought or threatened or ordered by any Governmental Entity), including, without limitation, attorneys' and experts' fees and expenses, and investigation and remediation costs that may arise on account of or in any way be connected with the condition of the Property or any portion thereof as of the Closing Date (collectively, "CLAIMS"), including, without limitation, the physical, environmental and structural condition of the Property or any Legal Requirement applicable thereto, or any other matter relating to the use, presence, discharge or release of Hazardous Materials on, under, in, above or about the Property. The foregoing provision of this Section 9.5 shall not apply with respect to any Claim by Purchaser against (i) any Seller Party for any act of that Seller Party that constitutes fraud or (ii) Seller for any breach of the representations, warranties, covenants or other agreements set forth in this Agreement that expressly survive the Closing, but only for the period of such survival. Purchaser expressly waives the benefits of any provision or principle of a Legal Requirement that may limit the scope or effect of the foregoing waiver and release.

                  (b) The provisions of this Section 9.5 shall survive the Closing.

10. CASUALTY, CONDEMNATION

         10.1 If, prior to the Closing, any part of the Property is damaged or destroyed by earthquake, flood, landslide, fire or other casualty (a "CASUALTY"), or any portion of the Property is taken by eminent domain or condemnation proceeding (a "CONDEMNATION"), and such Casualty or Condemnation is a Non-Material Event (as hereinafter defined), (a) Purchaser shall not have any right or option to terminate this Agreement due to such Casualty or Condemnation and this Agreement shall remain in full force and effect, (b) the parties shall consummate the Transfer without any reduction in the Purchase Price and (c) at the Closing Purchaser shall accept the Property "AS-IS, WHERE-IS" subject to such Casualty or Condemnation (or so much of the Property as remains after such Casualty or Condemnation), as the case may be.

Notwithstanding the foregoing, at the Closing, (i) in the case of a Casualty,
(A) Seller shall turn over and/or assign to Purchaser (without representation, warranty or recourse against Seller) the right to receive, and Purchaser shall be entitled to receive and keep, all casualty insurance proceeds paid or payable to Seller, if any, under insurance policy(ies) with respect to such Casualty (and Seller shall have no obligation to repair such casualty), (B) Seller shall credit to Purchaser at the Closing the amount of any insurance deductible and
(C) Purchaser shall pay to Seller at Closing the amount of the actual, reasonable expenses incurred by Seller in making repairs occasioned by such Casualty which are required by applicable Legal Requirements, or which Seller, in its reasonable discretion, deems necessary for public safety reasons or to maintain or preserve the Property to the standards as of the date hereof, or,
(ii) in the case of a Condemnation, (A) Seller shall turn over and/or assign to Purchaser (without representation, warranty or recourse against Seller) the right to receive, and Purchaser shall be entitled to receive and keep, all condemnation awards, if any, paid or payable to Seller with respect to such Condemnation, and (B) Purchaser shall pay to Seller at Closing the amount of the actual, reasonable expenses incurred by Seller in making repairs to the Property which are required by applicable Legal Requirements, or which Seller, in its reasonable discretion, deems necessary for public safety reasons or to maintain or preserve to the standards as of the date hereof, occasioned by such Condemnation.

         10.2 If a Casualty occurs, or all or any portion of the Property is taken by Condemnation prior to the Closing, Seller shall notify Purchaser of such fact promptly after obtaining knowledge thereof and, if and only if such Casualty constitutes a Material Event, Purchaser shall have the right to terminate this Agreement by giving Notice to Seller (and to Escrow Agent) not later than ten (10) days after receipt of Seller's Notice of such Casualty which is a Material Event, in which event this Agreement shall terminate on the date of the giving of such Notice by Purchaser (except for those provisions of this Agreement that survive any termination of this Agreement) and Escrow Agent shall disburse the Deposit to Purchaser within five (5) Business Days after Escrow Agent receives Notice of such termination. If Purchaser fails to elect to terminate this Agreement as aforesaid within such ten (10) day period, Purchaser shall be deemed to have waived such termination right with respect to such Casualty or Condemnation and the provisions of Section 10.1 shall apply as if such Casualty or Condemnation were a Non-Material Event. A "MATERIAL EVENT" with respect to the Property means (a) any damage by Casualty if the cost of restoration or repair of such Casualty is reasonably anticipated to exceed $562,500 to repair or restore or (b) any taking by Condemnation (i) of at least five (5%) percent of the gross number of square feet contained in the Building,
(ii) that would decrease the parking spaces now existing or potentially existing on the Property to a level that is not in compliance with applicable Legal Requirements and (iii) that would eliminate access to the Property from all public streets, roads, avenues, alleys, expressways and highways. A "NON-MATERIAL EVENT" with respect to the Property means any Casualty or Condemnation which is not a Material Event.

         10.3 Seller shall promptly provide to Purchaser copies of any correspondence relating to any claims related to any Casualty or Condemnation under the relevant insurance policies or against the Governmental Entity effecting the Condemnation, and shall promptly advise Purchaser of all material developments concerning such claims. Seller shall not settle or compromise any claims related to any Casualty or Condemnation under the relevant insurance policies or against the Governmental Entity effecting the Condemnation without Purchaser's consent, which consent may not be unreasonably withheld, delayed or conditioned. Seller shall cooperate with Purchaser to effect the assignment of the right to receive insurance or condemnation proceeds to Purchaser and will execute and deliver all such instruments as are reasonably necessary to complete that assignment.

         10.4 The provisions of this Section 10 shall be construed as express provisions in lieu of the provisions of the Uniform Vendor and Purchaser Risk Act, which the parties agree shall be inapplicable to the transactions contemplated hereby.

         10.5 The provisions of this Section 10 shall survive the Closing, but not the earlier termination of this Agreement.

11. ESCROW AGENT

         11.1 Escrow Agent. Escrow Agent accepts its appointment hereunder subject to the following conditions:

                  (a) Escrow Agent shall hold the Deposit and all interest accrued thereon in escrow in an interest bearing escrow account maintained at a bank selected by Escrow Agent that is insured by the Federal Deposit Insurance Corporation (the "DEPOSITORY") (but Escrow Agent shall be under no duty to maximize the rate of return on the Deposit or to insure against any reduction in the value of the Deposit by reason of any loss in value of any security in which the Deposit is invested). The Escrow Agent may commingle the Deposit with escrow funds of others.

                  (b) Escrow Agent shall pay over or apply the Deposit in accordance with the terms of this Agreement. All interest accrued on the Deposit shall be paid to the party entitled to payment of the Deposit. The party who receives the interest accrued on the Deposit shall pay all income taxes thereon.

                  (c) Escrow Agent shall be liable only for loss or damage resulting from the malfeasance or gross negligence of Escrow Agent or its partners or employees and shall not be liable for loss or damage resulting from:
(i) any good faith act or forbearance of Escrow Agent or its partners or employees; (ii) any default, error, action or omission of any party, other than Escrow Agent; (iii) the expiration of any time limit or other delay which is not solely caused by the failure of Escrow Agent to proceed in its ordinary course of business, and in no event where such time limit is not disclosed in writing to the Escrow Agent; (iv) Escrow Agent's compliance with all attachments, writs, orders, judgments or other legal process issued out of any court; or (v) Escrow Agent's assertion or failure to assert any cause of action or defense in any judicial or administrative proceeding.

                  (d) Investment of the Deposit shall be subject to the rules, regulations, policies and procedures of the Depository.

                  (e) If for any reason any party makes a written demand upon Escrow Agent for payment of any part of the Deposit, Escrow Agent shall give at least ten (10) Business Days' prior written notice to the other party hereto of Escrow Agent's intention to pay over the Deposit in accordance with such demand on a stated date (which date shall be at least ten (10) Business Days after the giving of such notice to the other party). If Escrow Agent does not receive a written objection from the other party to the proposed payment before such stated date, Escrow Agent is hereby authorized and directed to pay the Deposit to the party claiming to be entitled thereto. If Escrow Agent does receive written objection before such payment, Escrow Agent shall continue to hold the Deposit until otherwise directed by written instructions from each of Seller and Purchaser or until resolution of any dispute by judicial or non-judicial procedure agreed upon by Seller and Purchaser and delivery of a copy of any final judicial order or non-judicial decision to Escrow Agent, whereupon Escrow Agent shall disburse the Deposit as provided in such joint instructions, order or decision.

                  (f) If Escrow Agent is made a party to any judicial, non-judicial or administrative action, hearing or process based on acts of any of the other parties hereto and not on the malfeasance and/or gross negligence of Escrow Agent in performing its duties hereunder, the expenses, costs and reasonable attorney fees incurred by Escrow Agent in responding to such action, hearing or process may be deducted from the funds held hereunder and the party/parties whose alleged acts are a basis for such proceedings shall indemnify, save or hold Escrow Agent harmless from said expenses, costs and fees so incurred.

                  (g) It is expressly understood that Escrow Agent acts hereunder as a stakeholder for the convenience and accommodation of the parties hereto and as a depository only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of any instrument received by or deposited with it, or for the form of execution of such instruments, or for the identity, authority or right of any person executing or depositing the same, or for the terms and conditions of any instrument pursuant to which Escrow Agent may act.

                  (h) The duties of Escrow Agent are purely ministerial. Escrow Agent shall not have any duties or responsibilities except those set forth in this Agreement and shall not incur any liability in acting upon any signature, notice, request, waiver, consent, receipt or other paper or document believed by Escrow Agent to be genuine, and Escrow Agent may assume that any person purporting to give it any notice on behalf of any party in accordance with the provisions hereof has been duly authorized to do so.

                  (i) Escrow Agent may resign upon ten (10) days' prior notice to each of Seller and Purchaser and by (i) depositing the Deposit with any Court or the Clerk of the County of New York, New York or (ii) transferring the Deposit to a bank or other institution acceptable to Seller and Purchaser which shall have assumed in writing the obligations of Escrow Agent pursuant to this Agreement. Upon the effective date of such resignation, Escrow Agent shall have no further obligations arising hereunder and shall be released from all liability arising out of this Agreement, except its misapplication of any portion of the Deposit or its gross negligence or willful misconduct.

                  (j) Escrow Agent may act or refrain from acting in respect of any matter referred to herein in full reliance upon and by and with the advice of counsel which may be selected by it.

                  (k) Seller and Purchaser hereby jointly and severally agree, with the right of contribution against each other, to indemnify and save Escrow Agent harmless from any and all loss, damage, claim, liability, judgment and other cost and expense of every kind and nature which may be incurred by Escrow Agent by reason of its acceptance of, and its performance under, this Agreement (including, without limitation, reasonable attorneys' fees), except in the case of its own malfeasance or gross negligence.

                  (l) Purchaser acknowledges that Escrow Agent is also counsel to Seller in connection with this transaction. Notwithstanding that fact, Purchaser agrees that Escrow Agent may continue to act as counsel to Seller in connection herewith and in connection with any other transaction between Seller and Purchaser and in connection with any dispute, action, cause of action or claim arising out of this transaction or any other transaction between Seller and Purchaser, provided that the matter at issue does not involve the performance of Escrow Agent's services hereunder.

                  (m) Upon delivery of the Deposit in accordance with the terms of this Agreement, Purchaser and Seller hereby release Escrow Agent from all obligation and liability hereunder. In furtherance of the foregoing, at the Closing, Seller and Purchaser shall execute and deliver to Escrow Agent an agreement in writing (i) authorizing Escrow Agent to deliver the Deposit to Seller and (ii) releasing Escrow Agent from any liability in connection with the performance of its obligations hereunder, and the Deposit shall be paid by Escrow Agent as provided herein.

12. BROKER'S COMMISSION

         12.1 Seller represents and warrants to Purchaser that Seller has not engaged or dealt with, or made any oral or written promises to, any broker, finder or like agent in connection with the transactions contemplated by this Agreement other than Sutton & Edwards (the "BROKER"). Except as set forth in
Section 12.2 below, Seller shall be solely responsible for any payments to Broker, including without limitation, any commission, finder's fee or other compensation paid or owed to the Broker pursuant to a separate agreement. Seller shall indemnify, defend and hold Purchaser harmless from and against any losses, damages, costs and expenses (including, but not limited to, attorneys' fees and costs) incurred by Purchaser by reason of any breach or inaccuracy of the representations and warranties made by Seller in this Section 12.1.

         12.2 Purchaser represents and warrants to Seller, its principals, shareholders, representatives and agents that (a) Purchaser, and any of its employees or associates, has not engaged or dealt with, or made any oral or written promises to, any broker, finder or like agent in connection with the transactions contemplated by this Agreement other than Broker and (b) Purchaser owes no payments to Broker, including without limitation, any commission, finder's fee or other compensation payable to the Broker with respect to any services provided by any representative of Broker as a "buyer's broker" or consultant to Purchaser. Purchaser shall indemnify, defend and hold Seller harmless from and against any losses, damages, costs and expenses (including, but not limited to, attorneys' fees and costs) incurred by Seller by reason of any breach or inaccuracy of the representations and warranties made by Purchaser in this Section 12.2.

         12.3 The provisions of this Section 12 shall survive the Closing and/or the termination of this Agreement.

13. MISCELLANEOUS

         13.1 Notices. Any and all notices, requests or other communications hereunder (each, a "NOTICE") shall be deemed to have been duly given only if transmitted in writing, by hand delivery or by nationally recognized overnight courier service, in either case with receipt therefor, or by telecopier with a confirmation copy simultaneously transmitted by one of the foregoing methods, as follows:

If to Seller:                       Swissair, Swiss Air Transport Company Ltd.
                                    in debt restructuring liquidation
                                    c/o Hartmann Muller Partner
                                    Zurichbergstrasse 66
                                    CH 8044 Zurich
                                    Attention:       Dr. Niklaus B. Muller
                                    Phone:           41 (43) 268 83 00
                                    Fax:             41 (43) 268 83 01

                                            and

                                    c/o Wenger Plattner
                                    Goldbach-Center
                                    Seestrasse 39
                                    8700 Kusnacht-Zurich
                                    Switzerland
                                    Attention:       Dr. Karl Wuthrich
                                    Phone:           41 (0) 43 222-3800
                                    Fax:             41 (0) 43 222-3801


with a copy to:                     Hogan & Hartson L.L.P.
                                    875 Third Avenue
                                    New York, New York 10022
                                    Attention:       Ira S. Greene, Esq. and
                                                     Michael J. Waters, Esq.
                                    Phone:           212-918-3000
                                    Fax:             212-918-3100

If to Purchaser:                    OSI Pharmaceuticals Inc.
                                    58 South Service Road, Suite 110
                                    Melville, New York 11747
                                    Attention:       Robert van Nostrand
                                    Phone:           631-962-2000
                                    Fax:             631-962-2024

with a copy to:                     Ruskin Moscou Faltischek, PC
                                    190 EAB Plaza
                                    Uniondale, New York 11556-0190
                                    Attention:       Eric Rubenstein, Esq.
                                    Phone:           516-663-6513
                                    Fax:             516-663-6713

If to Escrow Agent:                 Hogan & Hartson L.L.P.
                                    875 Third Avenue
                                    New York, New York 10022
                                    Attention:       Ira S. Greene, Esq. and
                                                     Michael J. Waters, Esq.
                                    Phone:           212-918-3000
                                    Fax:             212-918-3100


or such other address as either party may furnish to the other by notice in accordance with this Section 13.1. Any Notice given hereunder shall be deemed given, (a) if sent by recognized overnight courier service, one (1) Business Day after delivery to such carrier, or, in the event of a Notice to Seller, three
(3) Business Days after delivery to such carrier for international priority delivery, (b) if personally delivered on a Business Day, the day of delivery or, if delivered on other than a Business Day, on the first Business Day after the day of delivery; (c) if delivered by electronic facsimile transmitted on a Business Day, the day of transmittal if prior to 5:00 P.M. Eastern Standard Time, otherwise the next Business Day after the day of transmittal; and (d) if by electronic facsimile transmitted on other than a Business Day, the next Business Day regardless of the time of day of the transmittal. All costs and expenses of the delivery of Notices hereunder shall be borne and paid for by the delivering party. Any counsel designated respectively by Seller or Purchaser above, or such counsel designated by Notice to the parties, is hereby authorized to give Notices hereunder on behalf of its respective client.

         13.2 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable conflicts of law principles thereof.

         13.3 Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule such reference will be to a Section, Exhibit or Schedule of or to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. All words or terms used in this Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. The plural of any term defined in the singular, and the singular of any term defined in the plural, shall have a meaning correlative to such defined term. Whenever the words "include", "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." No provision of this Agreement will be interpreted in favor of, or against, any of the parties to this Agreement by reason of the extent to which such party or its counsel participated in the drafting thereof or by any reason of the extent to which such provision is consistent with any prior draft hereof.

         13.4 Binding Effect. Subject to the provisions of Section 13.11 below, this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective legal representatives, heirs, executors, administrators, successors and permitted assigns.

         13.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Exhibits and Schedules attached hereto contain the final and entire agreement between the parties hereto with respect to the sale and purchase of the Property and are intended to be an integration of all prior negotiations and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement. Purchaser, Seller and their agents shall not be bound by any terms, conditions, statements, warranties or representations, oral or written, not contained herein. This Agreement shall not confer any rights or remedies upon any Person other than the parties hereto, the Persons entitled to indemnification hereunder, and in each case their respective successors, heirs, legal representatives and permitted assigns.

         13.6 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

         13.7 Attorneys' Fees. If any action is brought by either party against the other in connection with or arising out of this Agreement or any of the documents and instruments delivered in connection herewith or in connection with the transactions contemplated hereby, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and expenses incurred in connection with the prosecution or defense of such action. The provisions of this Section 13.7 shall survive the Closing or earlier termination of this Agreement.

         13.8 Enforcement; Jurisdiction.

                  (a) Any legal action or proceeding with respect to this Agreement shall be brought in a Federal or state court of competent jurisdiction sitting in the City, County and State of New York (including the appellate courts thereof) (each, a "NEW YORK COURT") and by execution and delivery of this Agreement, each party to this Agreement hereby accepts, generally and unconditionally, the jurisdiction of the New York Courts. Each party to this Agreement hereby expressly and irrevocably submits the person of such party to this Agreement to the personal jurisdiction of the New York Courts in any suit, action or proceeding arising, directly or indirectly, out of or relating to this Agreement. To the extent permitted under applicable law, this consent to personal jurisdiction shall be self-operative and no further instrument or action, other than service of process in one of the manners specified in this Agreement or as otherwise permitted by law, shall be necessary in order to confer jurisdiction upon the person of such party to this Agreement in any such New York Court.

                  (b) To the fullest extent permitted under applicable law, each party to this Agreement irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in a New York Court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum, any claim that it is not personally subject to the jurisdiction of any such New York Court or that this Agreement or the subject matter hereof may not be enforced in or by such New York Court.

                  (c) The provisions of this Section 13.8 shall survive the Closing or the earlier termination of this Agreement.

         13.9 Waiver. No waiver by either party of the other party's breach of any term, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition of this Agreement. In addition, no waiver of any of the provisions of this Agreement shall be valid unless the same is in writing and is signed by the party against which it is sought to be enforced.

         13.10 Amendment. This Agreement may only be modified or amended by a written instrument duly executed by authorized representatives of the parties.

         13.11 Assignments. Purchaser may not assign this Agreement, nor any of the rights, interests or obligations hereunder, directly or indirectly (including without limitation, any direct or indirect change in equity structure, ownership or control of any Person which is the Purchaser), in whole or in part, by operation of law or otherwise, without Seller's prior written consent to any Person, and any such assignment made without Seller's consent shall be void ab initio. Notwithstanding the foregoing, Purchaser shall have the right to designate a wholly-owned Affiliate formed and validly existing in the United States to take title to the Property, provided, that in the event of any such assignment, Purchaser will remain liable to Seller with respect to all liabilities and obligations under this Agreement. Any assignment permitted by the immediately prior sentence shall only be permitted and deemed effective if Purchaser shall notify Seller of same no later than five (5) Business Days prior to the Closing and such notice is accompanied by (a) a copy of such assignment document (whereby assignee assumes all obligations of Purchaser under this Agreement) and (b) a certification from assignee that any such assignee does not violate the provisions of the foregoing sentence.

         13.12 Waiver of Trial by Jury. SELLER AND PURCHASER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER ARISING IN TORT OR CONTRACT) BROUGHT BY SUCH PARTY AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT. THE PROVISIONS OF THIS SECTION
13.12 SHALL SURVIVE THE CLOSING OR EARLIER TERMINATION OF THIS AGREEMENT.

         13.13 Limitation of Liability. Notwithstanding anything to the contrary contained in this Agreement, it is understood and agreed that none of the employees, directors, officers, members, partners, managers, principals, consultants, shareholders, advisors, attorneys, trustees, or agents of Seller, or any other person or entity, shall have any personal liability or obligation whatsoever for obligations entered into by or on behalf of Seller. Notwithstanding anything to the contrary contained in this Agreement, it is understood and agreed that none of the employees, directors, officers, members, partners, managers, principals, consultants, shareholders, advisors, attorneys, trustees or agents of Purchaser, or any other Person, shall have any personal liability or obligation whatsoever for any obligations under this Agreement or under any documents delivered at Closing, and the individual assets of such parties shall not be subject to any claims of any Person relating to such obligations. However, the foregoing shall not in any way limit the parties' obligations and liabilities under this Agreement. The provisions of this Section
13.13 shall survive the Closing or any early termination of this Agreement.

         13.14 No Recording or Notice of Pendency. Seller and Purchaser agree that neither this Agreement nor any memorandum or notice thereof shall be recorded. Purchaser agrees (a) not to file any notice of pendency, except in connection with Purchaser's right to commence an action seeking specific performance under Section 7.4 of this Agreement, or other instrument or judgment against the Property or any portion thereof in connection herewith and (b) to indemnify Seller against all costs, expenses and damages, including without limitation, reasonable attorneys' fees and disbursements incurred by Seller by reason of the filing by Purchaser of such notice of pendency or other instrument. The provisions of this Section shall survive the Closing or any early termination of this Agreement.

         13.15 Confidentiality; Public Announcements.

                  (a) Purchaser and Seller shall hold the Confidential Information in confidence, and in connection therewith Purchaser and Seller shall not show this Agreement or the other Confidential Information to any third party other than as set forth below. The parties acknowledge that any existing confidentiality agreement between Seller and Purchaser or any of its affiliates with respect to the Property shall be terminated as of the date hereof and shall be of no further force and effect.

                  (b) Notwithstanding the foregoing, Purchaser and Seller may make the Confidential Information available to their respective employees, officers and principals and those Disclosure Parties who, with respect to Purchaser, in Purchaser's sole judgment and, with respect to Seller, in Seller's sole judgment, need to know such information for the purpose of evaluating the transactions contemplated hereby. If Purchaser or Seller make the Confidential Information available to any Disclosure Party, then Purchaser or Seller, as the case may be, shall inform such Disclosure Party to keep such Confidential Information strictly confidential in accordance with this Agreement. Purchaser or Seller, as the case may be, shall be responsible for any violation of this provision by their respective Disclosure Parties but not for punitive or consequential damages. In addition, Purchaser or Seller, as the case may be, shall be entitled to disclose any Confidential Information which (i) was or becomes generally available to the public other than as a result of disclosure by the other party or any of its employees, agents, representatives or consultants to the public or to any third party in violation of this Agreement;
(ii) becomes available to Purchaser or Seller, as the case may be, from a source other than the other party or its representatives, provided that Purchaser or Seller, as the case may be, has no reason to believe (in its reasonable judgment) that such source is itself bound by any nondisclosure obligation in favor of the other party; (iii) was rightfully in the possession of Purchaser or Seller, as the case may be, prior to its receipt from the other party or its representatives;
(iv) Purchaser or Seller, as the case may be, is required to disclose by Requirement of Law or by any Governmental Entity of competent jurisdiction or to comply with any applicable securities law or regulations, provided, to the extent practical, Purchaser or Seller, as the case may be, shall provide the other party with reasonable prior written notice of such disclosure obligation; or (v) is disclosed in connection with obtaining the IDA Transfer or the Approval Order.

                  (c) Upon the termination of this Agreement, the Confidential Information and all copies thereof, except for that portion thereof which consists of analyses, compilations, studies or other documents prepared by Purchaser or its agents, will be returned to Seller upon request without Purchaser retaining any copies thereof. That portion of the Confidential Information which consists of analyses, compilations, studies or other documents prepared by Purchaser or its agents will be held by Purchaser and kept confidential and subject to the terms of this Agreement.

                  (d) Neither party shall make or authorize a press release or publicity notice or announcement of the terms of the Agreement, or the transactions contemplated hereby, prior to the Closing, without the consent of the other party, which consent shall not be unreasonably withheld or delayed. The party making such release or announcement shall furnish to the other party advance copies of any release or other publicity notice or announcement which it proposes to make public with respect to this Agreement and/or the transactions contemplated hereby.

                  (e) The provisions of this Section 13.15 shall survive the Closing or termination of this Agreement.

         13.16 Further Assurances. If at any time prior to or after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement or any other documents or agreements reasonably requested by either Seller or Purchaser in order to consummate the transactions contemplated by this Agreement, the parties to this Agreement shall take all such necessary action; provided, however, that such further assurances do not increase such party's obligations or liabilities hereunder or decrease such party's rights hereunder, other than to a de minimis extent. The provisions of this Section 13.16 shall survive the Closing.

         13.17 Time of the Essence; Calculation of Time Periods. The parties hereto acknowledge and agree that, except as otherwise provided in this Agreement, TIME IS OF THE ESSENCE for the performance of all actions (including, without limitation, the giving of notices, the delivery of documents and the funding of money) required or permitted to be taken under this Agreement. Whenever action must be taken (including, without limitation, the giving of notice, the delivery of documents or the funding of money) under this Agreement, prior to the expiration of, by no later than or on a particular date, unless otherwise expressly provided in this Agreement, such action must be completed by 5:00 p.m. (New York time) on such date, provided that such action must be completed by 3:00 p.m. (New York Time) with respect to the payment of the Balance and other payments by Purchaser on the Closing Date. However, notwithstanding anything to the contrary herein, whenever action must be taken (including, without limitation, the giving of Notice, the delivery of documents or the funding of money) under this Agreement prior to the expiration of, by no later than or on a particular date that is not a Business Day, then such date shall be extended until the immediately following Business Day.

         13.18 No Offer. This Agreement shall not be deemed an offer or binding upon Seller or Purchaser until this Agreement is fully executed and delivered by Seller and Purchaser.

         13.19 Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

         13.20 Authority. Each person signing below acknowledges that he or she has the authority to bind his or her respective party to the terms and conditions of this Agreement.

         13.21 OFAC Policy. Neither Purchaser nor any of its constituents have engaged in any dealings or transactions, directly or indirectly, (a) in contravention of any U.S., international or other money laundering regulations or conventions, including, without limitation, the United States Bank Secrecy Act, the United States Money Laundering Control Act of 1986, the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, Trading with the Enemy Act (50 U.S.C. Section 1 et seq., as amended), or any foreign asset control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, or (b) in contravention of Executive Order No. 13224 dated September 24, 2001 issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), as may be amended or supplemented from time to time ("ANTI-TERRORISM ORDER"), or on behalf of terrorists or terrorist organizations, including those persons or entities that are included on any relevant lists maintained by the United Nations, North Atlantic Treaty Organization, Organization of Economic Cooperation and Development, Financial Action Task Force, U.S. Office of Foreign Assets Control, U.S. Securities & Exchange Commission, U.S. Federal Bureau of Investigation, U.S. Central Intelligence Agency, U.S. Internal Revenue Service, or any country or organization, all as may be amended from time to time. Neither Purchaser nor any of its constituents (i) are or will be conducting any business or engaging in any transaction with any person appearing on the U.S. Treasury Department's Office of Foreign Assets Control list of restrictions and prohibited persons, or
(ii) are a person described in section 1 of the Anti-Terrorism Order, and to the best of Purchaser's knowledge, neither Purchaser nor any of its Affiliates have engaged in any dealings or transactions, or otherwise been associated with any such person. The provisions of this Section 13.21 shall survive the Closing or earlier termination of this Agreement.

         13.22 Survival. Except as otherwise expressly set forth in this Agreement, none of the representations, warranties, covenants, indemnities, agreements or obligations of Seller or Purchaser made in this Agreement shall survive the Closing, the same being merged into the conveyance of the Property.

         13.23 RADON GAS. RADON IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT IS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITY,

MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON THAT EXCEED FEDERAL AND STATE GUIDELINES HAVE BEEN FOUND IN BUILDINGS IN THE STATE. ADDITIONAL INFORMATION REGARDING RADON AND RADON TESTING MAY BE OBTAINED FROM YOUR COUNTY PUBLIC HEALTH UNIT.

         13.24 FIRPTA. Purchaser agrees that it shall not withhold more than the lesser of (a) the amount required to be withheld pursuant to Section 1445(a) of the Internal Revenue Code of 1986, as amended, or (b) the amount, if any, determined to be due by the Internal Revenue Service pursuant to a certificate of exemption issued under Treasury Regulation Section 1.1445-3 (the "CERTIFICATE OF EXEMPTION"). In the event that, prior to the Closing, the Internal Revenue Service grants a Certificate of Exemption from the withholding provisions of
Section 1445 with respect to Purchaser or directs a deposit of any amount received to be withheld by Purchaser, Purchaser agrees that it shall, as provided in the Certificate of Exemption, either (i) not withhold any portion of the Purchase Price pursuant to Section 1445(a) or Treasury Regulation Section 1.1445-3 or (ii) if directed in the Certificate of Exemption, deposit any amount required to be withheld by Purchaser at or prior to the Closing. Purchaser further agrees that if it receives notice from Seller at or prior to the Closing that Seller has applied for a Certificate of Exemption, Purchaser shall not report or pay any amount withheld pursuant to this Section 13.24 to the Internal Revenue Service until after the Internal Revenue Service has made a final determination with respect to the application for the Certificate of Exemption. The provisions of this Section 13.24 shall survive the Closing.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned, hereby accept, agree and execute the above Agreement as of the day and year first above written.

                                   SELLER:

                                   SWISSAIR, SWISS AIR TRANSPORT CO. LTD.
                                   IN DEBT RESTRUCTURING LIQUIDATION



                                   By: /s/ Dr. Niklaus B. Muller
                                       ----------------------------------------
                                       Name:   Dr. Niklaus B. Muller
                                       Title:  Deputy Liquidator


                                   PURCHASER:

                                   OSI PHARMACEUTICALS INC.



                                   By: /s/ Robert L. Van Nostrand
                                       -----------------------------------------
                                       Name:   Robert L. Van Nostrand
                                       Title:  Vice President and
                                               Chief Financial Officer

                           AGREEMENT BY ESCROW AGENT:

         The undersigned hereby agrees to serve as Escrow Agent under the foregoing Agreement of Sale and Purchase and to perform all duties and obligations of Escrow Agent under the provisions of Section 11 thereof.

Dated:   March  15, 2005
                                                HOGAN & HARTSON L.L.P.


                                                By: /s/ Michael J. Waters
                                                    ---------------------------

                                   EXHIBIT A

                             DESCRIPTION OF THE LAND


ALL that certain plot, piece or parcel of land, situate, lying and being in the Town of Huntington, County of Suffolk and State of New York, known and designated as Lot 4 on a certain map entitled, "Map of Bewco Plat Situated in the Town of Huntington - Suffolk County, N.Y.", made by Theodore S. Prime, L.L.S., dated May 1972 and filed October 24, 1972 as Map No. 5811, which Lot is more particularly bounded and described according to said Map as follows:

BEGINNING at a point at the corner formed by the intersection of the westerly side of Pinelawn Road (as widened) with the northerly side of North Service Road of the Long Island Expressway;

RUNNING THENCE North 86 degrees 15 minutes 07 seconds West along the northerly side of the North Service Road of the Long Island Expressway for a distance of
372.37 feet;

RUNNING THENCE North 28 degrees 46 minutes 00 seconds West for a distance of
570.12 feet;

THENCE North 69 degrees 12 minutes 10 seconds East for a distance of 341.99 feet to the westerly side of Pinelawn Road;

THENCE South 28 degrees 04 minutes 20 seconds East along the westerly side of Pinelawn Road for a distance of 564.10 feet;

THENCE along the arc of a curve bearing to the left and having a radius of 2,713.60 feet for a distance of 65.52 feet; and

THENCE South 17 degrees 56 minutes 20 seconds East along the westerly side of Pinelawn Road (as widened) for a distance of 94.97 feet to the point or place of BEGINNING.

                                   EXHIBIT B

                               CERTAIN DEFINITIONS

         As used in this Agreement, the following terms have the following meanings when used herein with initial capital letters:

         "AFFILIATE" shall mean, with respect to a specified Person, a Person that directly, or indirectly through one or more intermediaries, (i) owns, directly or indirectly, all of the legal and beneficial equity interests therein and (ii) retains the power to direct the management and policies of such Person.

         "BUSINESS DAY" shall mean a day other than Saturday, Sunday or any day on which commercial banks in New York, New York are authorized or obligated to close. In the event any period would begin or expire, or any action is required to be taken by any party hereunder, on a day that is not a Business Day, such period will be deemed to commence or expire or the action will not be required to be taken, as the case may be, until the next Business Day.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended, or any corresponding provisions of succeeding law.

         "CONFIDENTIAL INFORMATION" shall mean this Agreement and any information, brochures, documents or other materials, pertaining to this Agreement and the transactions contemplated hereby, including the Transfer, Seller and/or the Property and its business, or to Purchaser and/or its properties and business, heretofore or hereafter furnished or made available by Seller to Purchaser or any Affiliate or by Purchaser to Seller or any Affiliate, as the case may be, or any summary of the foregoing. Confidential Information shall include the fact that discussions or negotiations concerning the sale of the Property to Purchaser from Seller have taken place and the terms, covenants, conditions, and other facts with respect to this Agreement, including without limitation, the status of the sale of the Property.

         "CONTRACTS" shall mean all management, service or maintenance contracts, collective bargaining or other union agreements, and any and all other contracts and agreements of every kind (except Leases) affecting the Property or the operation thereof.

         "DISCLOSURE PARTIES" shall mean (i) any of Purchaser's or Seller's attorneys, appraisers, accountants, engineers, architects, agents, consultants, contractors and advisors, (ii) potential tenants of the Building, (iii) Purchaser's potential lenders or investors, but in no event by way of a mass mailing or solicitation, and their respective employees, accountants, attorneys and agents, (iv) Seller's lenders, principals, members, owners, investors, trustees and receivers, (v) the IDA, (vi) any utility companies with respect to providing utility service to the Property after the Closing and (vii) any other parties to whom Purchaser or Seller deems it necessary to disclose Confidential Information in order to effectuate the transactions described in this Agreement, including, without limitation, with respect to Seller, any party to a Contract or Permit, or any utility company.

          "LEASES" shall mean any and all leases, subleases, tenancies, concessions, licenses and occupancies (including without limitation any and all modifications, amendments, supplements extensions or renewals thereof) affecting the Property.

         "GOVERNMENTAL ENTITY" shall mean any federal, state, county, municipal, local governmental or quasi governmental authority or any other public body, department, bureau, office, court, administrative or regulatory agency or commission or other governmental authority or agency.

         "HAZARDOUS MATERIALS" shall mean, individually or collectively, any pollutant, contaminant, flammable, explosive or radioactive material, any material defined or designated as a hazardous or toxic substance, chemical, material or waste or term of similar import under any Legal Requirements or the removal or remediation of which is required, or the manufacture, use, maintenance, storage, treatment, disposal, release, ownership or handling of which is restricted, prohibited, regulated or penalized by any Legal Requirements, and shall include, without limitation, those substances included within the definition of "hazardous substances", "extremely hazardous", "hazardous materials", "hazardous waste" or "toxic substances" in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, such other substances, materials and wastes which are regulated as to the manner of use, storage, exposure or disposal under any Legal Requirements, or which are classified as hazardous or toxic under any Legal Requirements.

         "LEGAL REQUIREMENTS" shall mean the requirements of each and every statute, law, ordinance, rule, regulation or order made by any Governmental Entity which are applicable to the Property.

         "LIENS" shall mean all liens, charges, claims, security interests, pledges, rights of first refusal, restrictions and other encumbrances.

         "NEW CONTRACTS" shall mean all Contracts which are entered into by Seller between the date hereof and prior to the Closing Date in accordance with the provisions of this Agreement.

         "PERMITS" shall mean, collectively, all licenses, registrations, franchises, permits, concessions, orders, approvals, certificates of occupancy, dedications and entitlements now or hereafter issued, approved or granted by any Governmental Entity in connection with the Property, together with all renewals and modifications thereof.

         "PERSON" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

         "PLANS" shall mean, collectively, all site plans, architectural renderings, plans and specifications, engineering plans, as-built drawings, floor plans and other similar plans or diagrams, if any, which are owned by Seller and are in Seller's possession as of the Closing Date.

          "REQUIREMENTS OF LAW" shall mean all present laws, rules, orders, ordinances, regulations, statutes, requirements, codes and executive orders, extraordinary as well as ordinary, of any and all governmental authorities now existing or hereafter created, and of any and all of their departments and bureaus, and of any applicable fire rating bureau, or other body exercising similar functions.

                                   EXHIBIT C

                                  FORM OF DEED





                              BARGAIN AND SALE DEED
                     WITHOUT COVENANT AGAINST GRANTOR'S ACTS

                                      FROM


    SWISSAIR, SWISS AIR TRANSPORT CO. LTD. IN DEBT RESTRUCTURING LIQUIDATION

                                       TO


                            OSI PHARMACEUTICALS INC.





                                    Location of Property:

                                    Street Address:   41 Pinelawn Road, Melville
                                    Town              :        Huntington
                                    County            :        Suffolk
                                    State             :        New York
                                    Section           :        255.00
                                    Block             :        01.00
                                    Lot               :        017.000



                                    Record and Return to:

                                    Ruskin Moscou Faltischek, PC
                                    190 EAB Plaza
                                    Uniondale, New York 11556-0190
                                    Attention:  Eric Rubenstein, Esq.

                  THIS INDENTURE, made as of the __ day of _____, 2005 by SWISSAIR, SWISS AIR TRANSPORT CO. LTD. IN DEBT RESTRUCTURING LIQUIDATION, a corporation organized under the laws of Switzerland, having an address of c/o ________________ ("SELLER"), in favor of OSI PHARMACEUTICALS INC., a Delaware corporation, having an address at 58 South Service Road, Suite 110, Melville, New York 11747 ("PURCHASER"),

                  WITNESSETH, that Seller, in consideration of Ten Dollars ($10.00), lawful money of the United States, and other good and valuable consideration paid by Purchaser, the receipt and sufficiency of which are hereby acknowledged, does hereby grant and release unto Purchaser and Purchaser's successors and assigns, forever,

                  ALL that certain plot, piece or parcel of land lying and being in the County of Suffolk, State of New York, as more particularly described on Exhibit A attached hereto and made a part hereof (the "LAND") and all buildings, structures and other improvements located on the Land, together with any air rights appurtenant to the Land or the improvements constructed thereon (collectively with the Land, the "PROPERTY");

                  TOGETHER with all right, title and interest, if any, of Seller in and to any streets and roads abutting the Property to the center lines thereof; and

                  TOGETHER with the appurtenances and all the estate and rights of Seller in and to the Property;

                  TO HAVE AND TO HOLD the Property unto Purchaser and Purchaser's successors and assigns, forever.

                  AND Seller, in compliance with Section 13 of the Lien Law, covenants that Seller will receive the consideration for this conveyance and will hold the right to receive such consideration as a trust fund to be applied first for the purpose of paying the cost of the improvement and will apply the same first to the payment of the cost of the improvement before using any part of the total of the same for any other purpose.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Seller has duly executed this Indenture as of the date first above written.



                                         SWISSAIR, SWISS AIR TRANSPORT CO.
                                         LTD. IN DEBT RESTRUCTURING LIQUIDATION



                                         By:
                                            -----------------------------------
                                            Name:
                                            Title:

STATE OF NEW YORK          )
                           )       ss.:
COUNTY OF ________         )


                  On the _____ day of _______________ in the year 2005 before me, the undersigned, personally appeared ________________________________, personally known to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.



                                            --------------------------------
                                            Notary Public

                                    Exhibit A

                             Description of the Land

                                   EXHIBIT D

                              FORM OF BILL OF SALE


                                  BILL OF SALE

         KNOW ALL MEN BY THESE PRESENTS,

         That, subject to the terms and conditions hereinafter set forth, SWISSAIR, SWISS AIR TRANSPORT CO. LTD. IN DEBT RESTRUCTURING LIQUIDATION, a corporation organized under the laws of Switzerland, having an address of c/o ________________ ("SELLER"), for and in consideration of the sum of Ten Dollars ($10.00) lawful money of the United States of America and other good and valuable consideration, to it in hand paid at or before delivery of these presents by OSI PHARMACEUTICALS INC., a Delaware corporation, having an address at 58 South Service Road, Suite 110, Melville, New York 11747 ("PURCHASER"), the receipt and sufficiency of which are hereby acknowledged, does by these presents hereby sell, assign, bargain, grant and convey unto Purchaser, its successors and assigns, forever, without recourse to Seller and without representation or warranty of any kind whatsoever, express or implied, all of Seller's right, title and interest, if any, in and to (a) the fixtures, equipment, machinery and other tangible personal property located at and used in connection with the operation of the Building, limited to the property of Seller listed on Schedule 1 attached hereto and made a part hereof, together with (b) any supplies, site plans, architectural renderings, plans and specifications, engineering plans, as-built drawings, floor plans and other similar plans or diagrams, maintenance records and operating manuals, if any, which are owned by Seller and are in Seller's possession as of the date hereof (all of the foregoing in clauses (a) and (b), collectively, the "PERSONALTY"), located at or attached to, and used exclusively in connection with the ownership, use or operation of, the land and improvements located at 41 Pinelawn Road, Melville, New York, as more particularly described on Schedule 2 attached hereto and made a part hereof.

         TO HAVE AND TO HOLD the same unto Purchaser, its successors and assigns forever, from and after the date hereof.

         SELLER HAS MADE NO WARRANTY THAT THE PERSONALTY COVERED BY THIS BILL OF SALE IS MERCHANTABLE OR FIT FOR ANY PARTICULAR PURPOSE AND THE SAME IS SOLD IN AN "AS IS, WHERE IS" AND "WITH ALL FAULTS" CONDITION AS OF THE DATE HEREOF. BY ACCEPTANCE HEREOF, PURCHASER ACKNOWLEDGES AND AFFIRMS THAT IT IS NOT RELYING UPON ANY WARRANTY OR REPRESENTATION OF SELLER WITH RESPECT TO THE PERSONALTY, EXPRESSED, IMPLIED OR STATUTORY.

         This Bill of Sale shall be governed by and construed in accordance with the laws of the State of New York.

         This Bill of Sale may be executed in counterparts, it being understood that all such counterparts, taken together, shall constitute one and the same instrument. This Bill of Sale may be executed via facsimile signature, which shall have the same force and effect as an original.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, Seller has caused this instrument to be duly executed and made effective as of the ___ day of ______, 2005.



                                     SELLER:

                                     SWISSAIR, SWISS AIR TRANSPORT CO.
                                     LTD. IN DEBT RESTRUCTURING LIQUIDATION



                                     By:
                                         --------------------------------------
                                         Name:
                                         Title:


                                     PURCHASER:

                                     OSI PHARMACEUTICALS INC.



                                     By:
                                         --------------------------------------
                                         Name:
                                         Title:

                                   EXHIBIT E

                    FORM OF OMNIBUS ASSIGNMENT AND ASSUMPTION



                        OMNIBUS ASSIGNMENT AND ASSUMPTION

         THIS OMNIBUS ASSIGNMENT AND ASSUMPTION (this "ASSIGNMENT") is made as of the ___ day of _____, 2005 by SWISSAIR, SWISS AIR TRANSPORT CO. LTD. IN DEBT RESTRUCTURING LIQUIDATION, a corporation organized under the laws of Switzerland, having an address of c/o ________________ (the "ASSIGNOR"), in favor of OSI PHARMACEUTICALS INC., a Delaware corporation, having an address at 58 South Service Road, Suite 110, Melville, New York 11747 (the "ASSIGNEE").

         WHEREAS, Assignor is the owner of the land and improvements located at 41 Pinelawn Road, Melville, New York (the "PREMISES"); and

         WHEREAS, Assignor has as of the date hereof transferred all of Assignor's right, title and interest in and to the Premises to Assignee;

         NOW, THEREFORE, for and in consideration of the sum of Ten and 00/100 Dollars ($10.00) lawful money of the United States of America and other good and valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby assigns, transfers and conveys to Assignee, its successors and assigns, to the extent assignable or transferable, all of Assignor's right, title and interest, if any, in and to the following (collectively, the "ASSIGNED PROPERTY"):

         (a) [ALL OF ASSIGNOR'S RIGHT, TITLE AND INTEREST IN AND TO THE CONTRACTS AND AGREEMENTS AFFECTING THE PREMISES OR THE USE OR OPERATION THEREOF AND DESCRIBED ON EXHIBIT A ATTACHED HERETO AND MADE A PART HEREOF (THE "CONTRACTS") - IF ANY];

         (b) all licenses, registrations, franchises, permits, concessions, orders, approvals, certificates of occupancy, dedications and entitlements now or hereafter issued, approved or granted by any governmental entity in connection with the Premises, together with all renewals and modifications thereof, if any (collectively, the "PERMITS");

         (c) all warranties, guaranties, other intangible rights, titles, interests, privileges and appurtenances related exclusively to, or used exclusively in connection with, the ownership, use or operation of the Premises, if any; and

         (d) any site plans, architectural renderings, plans and specifications, engineering plans, as-built drawings, floor plans and other similar plans or diagrams, if any, which are owned by Assignor and are in Assignor's possession as of the date hereof.

         TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, forever, subject to the terms, covenants, conditions and provisions contained in the Assigned Property.

This Assignment is made without warranty or representation by, or recourse against, Assignor of any kind whatsoever, express or implied.

         THE ASSIGNED PROPERTY IS BEING ASSIGNED "AS IS", "WHERE IS", AND "WITH ALL FAULTS" AS OF THE DATE OF THIS ASSIGNMENT, WITHOUT ANY REPRESENTATION OR WARRANTY WHATSOEVER AS TO ITS CONDITION, FITNESS FOR ANY PARTICULAR PURPOSE, MERCHANTABILITY OR ANY OTHER WARRANTY, EXPRESSED OR IMPLIED. ASSIGNEE IS HEREBY ACQUIRING THE ASSIGNED PROPERTY BASED SOLELY UPON ASSIGNEE'S OWN INDEPENDENT INVESTIGATIONS AND NOT IN RELIANCE ON ANY INFORMATION PROVIDED BY ASSIGNOR OR ASSIGNOR'S AGENTS OR CONTRACTORS. ASSIGNOR SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST OR PRESENT, EXPRESSED OR IMPLIED, CONCERNING THE ASSIGNED PROPERTY OR ASSIGNOR'S TITLE THERETO.

         ASSIGNEE HEREBY accepts the foregoing assignment and assumes and agrees to perform all of the obligations of Assignor under the Assigned Property first arising or accruing from and after the date hereof.

         This Assignment shall be governed by and construed in accordance with the laws of the State of New York.

         This Assignment shall be binding upon, and inure to the benefit of, the parties to this Assignment and their respective heirs, legal representatives, successors and assigns.

         This Assignment may be executed in counterparts, it being understood that all such counterparts, taken together, shall constitute one and the same instrument. This Assignment may be executed via facsimile signature, which shall have the same force and effect as an original.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have signed this instrument as of the date written above.

                                    ASSIGNOR:

                                    SWISSAIR, SWISS AIR TRANSPORT CO.
                                    LTD. IN DEBT RESTRUCTURING LIQUIDATION



                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                    ASSIGNEE:

                                    OSI PHARMACEUTICALS INC.



                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                   Exhibit A

                                    Contracts

                                   SCHEDULE 1

                               BUILDING EQUIPMENT

         GYM

                        1 Executive step by step Stairmaster

                        1 Bodyguard 535 stationary bicycle

                        2 Candice treadmills

                        1 Paramount 5 station universal machine

                        1 13" JVC television

                        1 JVC VCR

                        1 Kenwood multiple CD player

                        1 nurse's cot

                        3 floor mats

                        1 bookcase

         BASEMENT COMMUNICATIONS ROOM

                        1 Meridian phone mail system

                        1 Aspect call center phone system

                        1 KW 125 KVA UPS system

                        1 Stult 4000 a/c unit

                        1 25 ton back up a/c unit

         ROOM 006

                        5 workbenches

                        1 cabinet

                        1 storage rack


                                    Sch. 1-1

         CAFETERIA

                        Whirlpool 18.1 cubic feet refrigerator

                        1 Amana microwave oven

                        6' foot storage rack for microwave

                        11 patio tables and 32 patio chairs

                        8 cafeteria tables and 33 chairs

                        1 Univex mixer with stand

                        1 Crystal tips ice machine

                        1 Champion dishwasher

                        1 Trallsen side-by-side refrigerator

                        1 Marathoner gold convection oven

                        1 South Bend deep fryer

                        1 South bend broiler

                        1 South Bend side by side oven

                        1 Wyott deep fryer

                        1 Wyott counter grill

                        1 Wyott cook top

                        1 Savory toaster

                        1 Slicing machine

                        3 storage racks

         ROOM 011

                        4 workbenches

                        3 stools

                        1 worktable and chair




                                    Sch. 1-2

         ROOM 004

                        1 oblong conference table

                        1 6' shelf

         2ND FLOOR

                        5 6' steel draw files

                        9 white flowerpot holders

         1ST FLOOR

                        9 white flowerpot holders

                        1 round table

                        7 red chairs

                        1 white television cabinet

                        22 student tables (used for training)

         SNOW REMOVAL EQUIPMENT

                        1 Bob Cat snow blower

                        1 Bezzech salt spreader

                        1 Scotts lawn edger

         MECHANIC ROOM

                        2 workstations and benches

                        2 BMS computers (Staefa, Honeywell)

                        1 bench grinder

                        1 floor drill press

                        9 lockers

                        2 file cabinets

                        3 step ladders,1 extension ladder


                                    Sch. 1-3

                                  SCHEDULE 4.1

                                TITLE EXCEPTIONS

1. Restrictive covenants, notes and state of facts, including without limitation 75-foot building setback line, shown on Map No. 5811.

2. Permanent Easement for Embankments and Slopes appropriated by The People of the State of New York as Parcel No. 239 on Map No. 30 pursuant to Notice of Appropriation dated June 1, 1962, recorded June 1, 1962 in Liber 5173 cp 491.

3. Declaration of Covenants and Restrictions made by Bewco Corporation, dated March 15, 1972, recorded in Liber 7157 cp 247.

4. Terms, covenants and conditions of Agreement made by and among Swissair, Swiss Air Transport Company, Ltd.; Suffolk County Sewer District No. 3-Southwest; Suffolk County Department of Public Works; Suffolk County Sewer Agency; and County of Suffolk, dated May 14, 1993, recorded June 9, 1993 in Liber 11632 cp 327.

                              SCHEDULE 9.1(a)(iii)

                                  SELLER'S WORK

         1. Patch cracked curb and concrete on portion of walkway in front of main entrance to the Building.

         2. Repair and seal all active leaks around the windows in the Building.

         3. Complete washing and repainting the exterior walls of the Building only to the extent that paint has cracked or peeled away.

         4. Remove 55-gallon engine oil drum in the emergency generator area of the Building and clean up minor spill on floor surrounding same.

         5. Repair north wall of Ice Tank Room to stop active water leak.

         6. Repair cracks in the paved concrete area approaching the service entrance on the west side of the building.